SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

CACI INTERNATIONAL INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 4, 2012

Dear Fellow Stockholder:

     I cordially invite you to attend your Company’s 2012 Annual Meeting of Stockholders on November 15, 2012, at 9:30 a.m., local time. The meeting will be held at the Le Meridien Arlington, 1121 19th Street North, Arlington,VA, 22209.

     The scheduled matters to be considered and acted on at the meeting are the election of directors; a non-binding advisory vote to approve the compensation of our named executive officers; and ratification of the appointment of Ernst & Young LLP as our independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. LONDON Chairman of the Board and Executive Chairman

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 15, 2012
____________________

     Notice is hereby given that the Annual Meeting of Stockholders of CACI International Inc (CACI or the Company) will be held on Thursday, November 15, 2012 at 9:30 a.m., local time, at the Le Meridien Arlington, 1121 19th Street North, Arlington, VA, 22209 for the following purposes:

1.	To elect the nine nominees named in the Proxy Statement to the Company’s Board of Directors;

2.	To approve on a non-binding advisory basis the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2013; and

4.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 17, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 1100 N. Glebe Road, Arlington, Virginia 22201 from November 1, 2012 through November 14, 2012 for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

ARNOLD D. MORSE Secretary

Arlington, Virginia
Dated: October 4, 2012

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
____________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
____________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc to be used at the Annual Meeting of Stockholders of the Company to be held on November 15, 2012. This Proxy Statement is being made available on or about October 4, 2012. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder’s proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to Arnold D. Morse, Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. Please note, however, that any stockholder wishing to revoke a previous proxy whose shares are held of record by a broker, bank or other nominee must follow such nominee’s instructions to revoke such proxy or vote at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

FOR the Board of Directors’ nine nominees for election to the Company’s Board of Directors.

FOR the resolution approving the compensation of the named executive officers, as disclosed in the Company’s 2012 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other accompanying tables and narrative disclosure.

FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

     The Board does not expect that any matter other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

     The close of business on September 17, 2012 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 17, 2012, the Company had 22,828,650 shares of common stock issued and outstanding. Each share is entitled to one vote.

INTERNET AVAILABILITY OF PROXY MATERIALS

     We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 4, 2012, we mailed to our stockholders (other than those who previously requested electronic delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs our stockholders on how to access their proxy card to vote through the Internet or by telephone.

     This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if a stockholder would prefer to receive printed proxy materials, the stockholder may follow the instructions included in the Notice of Internet Availability. If a stockholder has previously elected to receive our proxy materials electronically, that stockholder will continue to receive these materials via e-mail unless he or she elects otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with the Company’s By-laws, the Board has set at nine the number of Directors to constitute the full Board. Nine persons have been nominated for election to serve as a Director of the Company. Under the Company’s By-laws, all Directors hold office at the pleasure of the stockholders or until their respective successors are elected.

     Unless authority is withheld, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the nine nominees listed below. Under the Company’s By-laws, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     In general, under Delaware law, broker non-votes (which arise when brokers lack authority to vote and fail to obtain instructions from the beneficial owners of the related shares) and abstentions count toward the determination of a quorum. Regarding the election of directors, if a quorum is present, a majority of the votes properly cast for election of directors is sufficient to elect directors. Votes to withhold authority are considered properly cast; broker non-votes are not treated as votes cast. New York Stock Exchange (NYSE) Rule 452 now classifies the election of directors as a non-routine matter. As a result, banks and brokers will not be able to vote on the election of directors without instructions from the beneficial owners. We encourage all stockholders who hold shares through a bank, broker or other holder of record to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

     The Board’s Corporate Governance and Nominating Committee has recommended nine nominees for election as Directors. All nine nominees are current Directors(1). For more information regarding nomination procedures and corporate governance matters, please consult the “Corporate Governance” section set forth later in this Proxy Statement.

     The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy may vote for the others and may vote for such other person(s) as they, in their discretion, may decide.

NOMINEES

     Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliations and relevant experience of each.

Non-Management Directors

     James S. Gilmore III, 62. Director of the Company since 2009.

     Mr. Gilmore brings to the Board an exceptional history of leadership and distinguished service to the nation and particular knowledge and experience in legal, regulatory and governmental affairs. Mr. Gilmore was the 68th Governor of the Commonwealth of Virginia, serving in that office from 1998 to 2002. He was a partner in the law firm of Kelley Drye & Warren LLP from 2002 to 2008, where he served as the Chair of the firm’s Homeland Security Practice Group and where his practice also focused on corporate, technology, information technology and international matters. In 2003, President George W. Bush appointed Mr. Gilmore to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. Former Governor Gilmore served as the Chairman of the Republican National Committee from 2001 to 2002. He also served as Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism Involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack. This panel, also known as the “Gilmore Commission,” was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. Within the last five years, Mr. Gilmore served as a director of the following publicly-held companies: Barr Laboratories, Inc., Cypress Communications, Inc. and IDT Corporation. During this timeframe, he was also a member of the advisory board of Hewlett-Packard Company. He is currently a

____________________

(1)	Paul M. Cofoni, a current Director, is not a candidate for re-election.

director of Atlas Air Worldwide Holdings. He also serves as President and CEO of the Free Congress Foundation, an entity that offers bi-partisan conservative solutions to various domestic and national security challenges. Mr. Gilmore is a member of the Council on Foreign Relations. In addition, Mr. Gilmore operates Gilmore Global Group, LLC in which he consults with companies seeking to market goods and services worldwide. Mr. Gilmore served in the U.S. Army from 1971-1974 in military intelligence.

     Gregory G. Johnson, 66. Director of the Company since 2006.

     As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities. Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral. He commanded at every level. He was most recently responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Areas of Responsibility. He developed substantive policy-level relationships with many of those nations. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, oversaw NATO’s contributions to the Hellenic Republic of Greece’s security efforts during the 2004 Olympics, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was also assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant, first to the Deputy Secretary of Defense and subsequently to the Secretary of Defense (1997 to 2000). Admiral Johnson is active on numerous nonprofit boards and serves several civic and community organizations and institutions. Admiral Johnson also serves on the Board of Directors of Delorme, Inc.

     Dr. Richard L. Leatherwood, 73. Director of the Company since 1996.

     Dr. Leatherwood brings to the Board senior-level executive experience with publicly-held corporations. Dr. Leatherwood’s experience includes business unit management for a Fortune 500 transportation company. From 1986 to 1991, Dr. Leatherwood was President and Chief Executive Officer of CSX Equipment Group. In 1985, Dr. Leatherwood was Vice Chairman of Chessie System Railroads and Seaboard System Railroad. From 1983 to 1985, Dr. Leatherwood was President and Chief Executive Officer of Texas Gas Resources Group. From 1977 to 1983, Dr. Leatherwood held positions with Texas Gas Resources Corporation, a conglomerate of transportation and energy businesses with both revenues and assets in excess of $2.0 billion: 1982 to 1983, Executive Vice President; 1980 to 1982, Senior Vice President and Chief Financial Officer; 1979 to 1980, Vice President and Assistant to the President; and 1977 to 1979, Vice President, Planning and Systems, Trucking Division. Dr. Leatherwood is currently Chairman Emeritus of the Baltimore & Ohio Railroad Museum, a non-profit corporation. Within the last five years, Dr. Leatherwood served as a director of the following publicly-held company: Dominion Resources, Inc.

     James L. Pavitt, 66. Director of the Company since 2008.

     With over 30 years of experience in the intelligence community, Mr. Pavitt brings to the Board expertise in such areas as financial risk assessment, defense, information technology, homeland security, counterterrorism, and intelligence. As the Deputy Director for Operations at the Central Intelligence Agency (CIA), he managed the CIA’s globally deployed personnel and nearly half of its multi-billion dollar budget. He also served as the head of America’s Clandestine Service, leading the CIA’s operational response to the attacks of September 11, 2001. As Chief of the CIA’s Counterproliferation Division, he managed and directed intelligence operations against global proliferation networks. From 1990 to 1993, he served as Senior Intelligence Advisor on the National Security Council team for President George H.W. Bush. He is a recipient of the CIA’s Distinguished Intelligence Medal for his excellent work in these capacities. He is also a recipient of the CIA Career Distinguished Intelligence Medal, the CIA Director’s Medal and the Donovan Award. From 2004 until April 2011, Mr. Pavitt served as a Senior Advisor of The Scowcroft Group in Washington, D.C., an international strategic business advisory firm. Mr. Pavitt also serves on the advisory board of the Patriot Defense Group as well as the advisory board of Olton Solutions, Ltd, a company based in the United Kingdom.

     Dr. Warren R. Phillips, 71. Director of the Company since 1974.

     In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. Dr. Phillips serves as the Chief Financial Officer for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion crude oil pipeline developer for Caspian oil flows to the West. From February 2008 through August 2011, Dr. Phillips served as the Chairman of the Board and Chief Executive Officer of Advanced Blast Protection, Inc., a research, development and manufacturing company that produced conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. In November 2009, Advanced Blast Protection, Inc. filed a petition pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida. Dr. Phillips also serves as co-manager of the assets of the company during the distribution of assets. Dr. Phillips is currently a Liquidating Trustee for Advanced Blast Protection, Inc. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time, he served in a number of administrative positions including Vice President for Academics at the University of Maryland Baltimore County, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

     Charles P. Revoile, 78. Director of the Company since 1993.

     As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. From 1964 to 1971, Mr. Revoile was counsel to the Communications division of Westinghouse Electric Corporation. From 1961 to 1964, he served as legislative counsel to the National Food Processors Association, representing the industry before Congress and the Executive agencies. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

     General William S. Wallace, USA (Ret.), 65. Director of the Company since 2009.

     General Wallace brings to the Board a 39-year record of military service and experience. From 2005 to 2008, he served as the Commanding General of the U.S. Army Training and Doctrine Command, leading more than 50,000 soldiers and civilians at 33 Army schools in the United States. He was the architect of the Army’s reorganization during military operations in Iraq and Afghanistan and developed the organizational, technical, and warfighting requirements for Army modernization efforts. From 2003 to 2005, General Wallace was Commanding General of the Army Combined Arms Center where he was responsible for developing Army doctrine and for providing the intellectual foundation for military leadership in the 21st century. As Commanding General of the Fifth U.S. Corps from 2001 to 2003, during the opening campaign of Operation Iraqi Freedom, General Wallace led 140,000 soldiers from Kuwait to Baghdad, and subsequently directed the occupation of Western and Northern Iraq. He served as Commander of the Joint Warfighting Center from 1999 to 2001; Commanding General of the 4th Infantry Division (the Army’s first division incorporating new C4ISR technologies) from 1997 to 1999; and Commanding General of the National Training Center from 1995 to 1997. General Wallace is a 1969 graduate of the United States Military Academy at West Point. General Wallace currently acts as an independent consultant to various organizations and businesses serving the Department of Defense (DoD) and is an independent director for Oshkosh Corporation, Inc.

Management Directors

     Daniel D. Allen, 52. President & Chief Executive Officer; Director of the Company since July 2012.

     Mr. Allen brings nearly 30 years of organizational leadership positions within the intelligence and information technology industry. Since July 1, 2012, Mr. Allen has been the President and Chief Executive Officer for CACI International Inc. From March 14, 2011 until December 31, 2011, Mr. Allen was Chief Operating Officer, U.S. Operations. From January 1, 2012 until June 30, 2012, Mr. Allen held the position of President of U.S. Operations for CACI, INC.-FEDERAL. In these roles, he managed and oversaw the growth of all of CACI’s U.S. business groups. Prior to joining CACI, he served as Sector Vice President and General Manager of Northrop Grumman’s Intelligence Systems Division, the largest division in the company’s Information Systems Sector. He led a division focused on providing specialized intelligence systems, operations, and enterprise IT services to the Intelligence Community; delivered cyberspace systems and operations to intelligence, DoD, and federal civilian clients; and oversaw the Northrop Grumman internal Information Security Operations. In addition to growing revenue, his achievements included delivering continuous margin improvement and executing successful mergers and acquisitions activities. Mr. Allen also served as Senior Vice President and Deputy to the President of General Dynamics Information Technology, where he led the delivery of enterprise services to the intelligence, DoD, federal, civilian, commercial, and international marketplaces. His experience also includes management positions with GTE Government Systems Corporation and TRW, where he began his career as a software engineer. Mr. Allen possesses a master’s degree in computer science from Johns Hopkins University and a master’s degree in national resource strategy from the National Defense University.

     Dr. J. P. London, 75. Chairman of the Board and Executive Chairman; Director of the Company since 1981.

     Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to become a major multi-billion dollar international pacesetter in information technology and communications solutions markets. CACI became a Fortune 1000 company in 2006. Dr. London joined CACI in 1972. He was appointed President and Chief Executive Officer in 1984 and elected Chairman of the Board in 1990. On July 1, 2007, Dr. London was appointed Executive Chairman. Dr. London is widely recognized in government and business as a leader in the industry. He has received numerous awards during his career for his business and civic accomplishments, including the Association of the U.S. Army’s John W. Dixon Award for outstanding contributions to America’s defense and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security. Dr. London was inducted as a Laureate into the Greater Washington Business Hall of Fame in 2010. In 2011, he was inducted into the Halls of Fame of the Naval Postgraduate School in Monterrey, California and the Arlington (Virginia) Chamber of Commerce. In 2012, he was the Hall of Fame Honoree of the Greater Washington Government Contractor Awards. He is also the recipient of the Ernst & Young Entrepreneur of the Year for Government IT Services, the Northern Virginia Technology Council’s Earl C. Williams Award for Leadership in Technology, the KPMG Peat Marwick High Tech Entrepreneur Award, and the Albert Einstein Award for Technology Achievement in the Defense Field. In addition, Dr. London has been recognized by the Human Resources Leadership Award of Greater Washington in its annual awards program, through the establishment of its Ethics in Business Award named in his honor. Dr. London serves on the boards of the U.S. Naval Institute, the U.S. Navy Memorial Foundation, the Naval Historical Foundation and he served previously on the Secretary of the Navy’s Advisory Subcommittee on Naval History. Dr. London has served, since its inception, on the Board of Directors of CAUSE (Comfort for America’s Uniformed Services), organized in 2003 to serve the needs of wounded military personnel returning from Iraq and Afghanistan. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and the Northern Virginia Technology Council. Dr. London is also a member of the National Military Intelligence Association, the Intelligence and National Security Alliance, the Association of the U.S. Army, the Navy League, the Naval Order of the U.S.A. Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, conveyed “with distinction”, from the George Washington University School of Business and Public Management. Early in his career, Dr. London served as a Naval Aviator. Dr. London holds the rank of Captain, U.S. Navy (Retired).

The Board recommends that stockholders vote FOR each of the Nominees.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides the latest available information as of September 17, 2012 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

	Amount of Beneficial
	Ownership	Percent of
Beneficial Owner	of Common Stock	Common Stock(1)
BlackRock, Inc.(2)	2,127,152	9.32%
40 East 52nd Street
New York, NY 10022
Blue Harbour Group, LP(3)	1,941,074	8.50%
646 Steamboat Road
Greenwich, CT 06830
The Vanguard Group, Inc.(4)	1,918,521	8.40%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(5)	1,699,717	7.45%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
____________________

(1)	Based on 22,828,650 shares of common stock outstanding as of the September 17, 2012 record date.

(2)	The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G/A filed with the SEC by BlackRock on February 10, 2012 on behalf of itself and certain entities under its control. The report states that BlackRock holds 2,127,152 shares with sole voting and sole dispositive power over all 2,127,152 shares.

(3)	The number of shares beneficially held by Blue Harbour Group, LP, a Delaware limited partnership (Manager), Blue Harbour Holdings, LLC, a Delaware limited liability company (Manager GP), and Clifton S. Robbins, a citizen of the United States of America (Mr. Robbins) (Blue Harbour Group, LP et al. is based solely on information in a Schedule 13D filed with the SEC by Blue Harbour Group, LP et al. on August 29, 2012. The report states that Blue Harbour Group, LP et al. beneficially owns an aggregate of 1,941,074 shares. The report further states that the 1,941,074 shares of Common Stock beneficially owned, in the aggregate, by Blue Harbour Group, LP et al., may be deemed to be beneficially owned by each of the Manager, Manager GP, and Mr. Robbins.

(4)	The number of shares beneficially held by The Vanguard Group, Inc. (Vanguard) is based solely on information in a Schedule 13G filed with the SEC by Vanguard on February 9, 2012 on behalf of itself and certain entities under its control. The report states that Vanguard holds 1,918,521 shares with sole dispositive power over 1,878,235 shares and sole voting power over 40,286 shares.

(5)	The number of shares beneficially held by Dimensional Fund Advisors LP (Dimensional) is based solely on information in a Schedule 13G filed with the SEC by Dimensional on February 14, 2012 on behalf of itself and certain entities under its control. The report states that Dimensional holds 1,699,717 shares with sole voting power over 1,661,144 shares and sole dispositive power over all 1,699,717 shares.

     The following table provides information as of September 17, 2012 with respect to beneficial ownership for each Executive Officer, each present Director, and for all Current Executive Officers and Directors of the Company as a group.

	Amount of
	Beneficial Ownership		Percent of
Name of Beneficial Owner and Position	of Common Stock(1)		Common Stock(2)(3)
J.P. London	192,433	(4)	*
Chairman of the Board, Executive Chairman,
Director and Nominee
Daniel D. Allen	8,660		*
President, Chief Executive Officer,
Director and Nominee
John S. Mengucci	__		*
Chief Operating Officer, President,
U.S. Operations
Thomas A. Mutryn	75,863	(5)	*
Executive Vice President,
Chief Financial Officer and Treasurer
Gregory R. Bradford	99,275	(6)	*
Chief Executive, CACI Limited,
President, U.K. Operations
Paul M. Cofoni	324,930	(7)	1.42%
Director
James S. Gilmore III	5,682	(8)	*
Director and Nominee
Gregory G. Johnson	2,790	(8)	*
Director and Nominee
Richard L. Leatherwood	23,352	(9)	*
Director and Nominee
James L. Pavitt	5,952	(8)	*
Director and Nominee
Warren R. Phillips	5,362	(8)	*
Director and Nominee
Charles P. Revoile	30,734	(10)	*
Director and Nominee
William S. Wallace	4,789	(8)	*
Director and Nominee
All Current Executive Officers
and Directors as a Group (13 in number)	779,822		3.42%
____________________

(1)	All stock settled stock appreciation rights (SSARs) and stock options exercisable as of September 17, 2012 or within 60 days after that date are treated as exercised for the underlying shares of common stock. All Restricted Stock Units (RSUs) vesting as of September 17, 2012 or within 60 days after that date are treated as vested for the underlying shares of common stock.

(2)	Based on 22,828,650 shares of common stock outstanding as of the September 17, 2012 record date.

(3)	The asterisk (*) denotes that the individual holds less than one percent of outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors shown above.

(4)	Includes 78,878 shares obtainable upon exercise of options within 60 days of September 17, 2012.

(5)	Includes 45,100 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 17, 2012.

(6)	Includes 45,640 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 17, 2012.

(7)	Includes 3,996 shares in CACI’s 401(k) plan and 303,380 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 17, 2012.

(8)	Includes 460 shares obtainable upon vesting of RSUs within 60 days of September 17, 2012.

(9)	Includes 4,000 shares owned by Dr. Leatherwood’s wife, 3,000 shares obtainable upon exercise of options exercisable within 60 days of September 17, 2012, and 460 shares obtainable upon vesting of RSUs within 60 days of September 17, 2012.

(10)	Includes 3,000 shares obtainable upon exercise of options exercisable within 60 days of September 17, 2012 and 460 shares obtainable upon vesting of RSUs within 60 days of September 17, 2012.

Section 16(a) Beneficial Ownership Reporting

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Officers and Directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Such Officers, Directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     Under the applicable regulations, the reporting person is responsible for making the filing. Ordinarily however, when a reporting person engages in a transaction with the Company, such as the grant of a stock option, RSU, or similar award, Company personnel generate the report on a timely basis for the benefit of the reporting person. During the fiscal year ended June 30, 2012, in the following instances, these reports were inadvertently not generated and filed on a timely basis due to administrative errors:

     A Form 4 was not timely filed for Mr. William M. Fairl upon the February 16, 2012 exercise of certain stock appreciation rights which he received under the Company’s 2006 Stock Incentive Plan. The Form 4 was filed on February 23, 2012. The aggregate number of shares for which the necessary report was not filed on a timely basis was 24,780.

Equity Compensation Plan Information

     The following table provides additional information as of June 30, 2012 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

			Number of Securities
			Remaining Available
	Number of		For Future Issuance
	Securities to be Issued	Weighted Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans
Approved by Stockholders(1)	3,385,784 (2)	$53.62 (3)	3,274,934 (4)

Equity Compensation Plans Not
Approved by Stockholders	0	0	0

Total	3,385,784	$53.62	3,274,934
____________________

(1)	The equity compensation plans approved by the stockholders of the Company are the 2006 Stock Incentive Plan (the 2006 Plan), the Director Stock Purchase Plan (DSPP), the Management Stock Purchase Plan (MSPP), and the Employee Stock Purchase Plan (ESPP). Under the terms of the 2006 Plan, the Company may issue, among other awards, non-qualified stock options, restricted stock, restricted stock units (RSUs) and stock-settled appreciation rights (SSARs). The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85 percent of the fair market price of the Company common stock in lieu of up to 100 percent of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95 percent of the fair market value of a share of common stock on the last day of the quarter.

(2)	The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2012 is as follows: 2006 Plan, 3,335,019; the DSPP, 402; and the MSPP, 50,363.

(3)	Represents the weighted average exercise price of the stock options and SSARs issued under the 2006 Plan that were outstanding as of June 30, 2012. The weighted-average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP and the 2006 Plan.

(4)	The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2012 is as follows: 2006 Plan, 2,713,225; the DSPP, 70,915; the MSPP, 350,802; and the ESPP, 139,992.

EXECUTIVE OFFICERS

     As of October 1, 2012, the Executive Officers of the Company were J.P. London, Chairman of the Board and Executive Chairman, Daniel D. Allen, President and Chief Executive Officer, and the following three persons indicated in the table below.

Positions and Offices
Name, Age	With the Company	Principal Occupations
John S. Mengucci, 50	Chief Operating Officer and President, U.S. Operations

Chief Operating Officer and President, U.S. Operations, July 1, 2012 to present; Chief Operating Officer for U.S. Operations, February 2012 to June 30, 2012; President, Lockheed Martin Information Systems and Global Solutions - Civil Product Line, 2010-2012; President, Lockheed Martin Information Systems and Global Solutions – Defense 2007-2010

Thomas A. Mutryn, 58	Executive Vice President, Chief Financial Officer and Treasurer

Executive Vice President, Chief Financial Officer and Treasurer, CACI International Inc, April 2007 to present; Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007. GTSI Corp., Senior Vice President, Finance, and Chief Financial Officer, 2003-2006. U.S. Airways, Inc.: Senior Vice President, Finance, and Chief Financial Officer, 1998-2002.

Gregory R. Bradford, 63	Chief Executive, CACI Limited, and President, U.K. Operations

Chief Executive, CACI Limited, since 2000; Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987-1994; Senior Vice President, 1986-1987; Vice President, 1983-1986.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Key objectives of the Company’s executive compensation programs are as follows:

  attract, retain, and motivate highly talented individuals at all levels of the organization;

  ensure senior officers act on behalf of shareholders through the use of equity-based rewards and stock ownership requirements;

  provide compensation levels, consistent with our overall philosophy, that are intended to be fair (but not excessive) and competitive with similar companies in CACI’s industry; and

  provide incentives and rewards for executives commensurate with their roles and responsibilities based on corporate performance.

     To accomplish these objectives, the Company’s executive compensation programs are generally based on the following guiding principles:

  base salaries for senior officers are reviewed annually based on changes in the market and individual responsibilities and are targeted at the 50th percentile of the competitive market;

  total cash compensation for each of the named executive officers (NEOs) is primarily contingent upon performance (i.e., is at risk);

  established corporate targets are intended to place CACI in the 75th percentile of performance in the competitive market, and incentive bonus payouts for achievement of these targets are intended to provide total cash compensation at the comparable 75th percentile level;

  quarterly and annual bonuses are formula-based and linked to performance against stated objectives;

  equity-based compensation provides incentives to maximize shareholder value;

  senior officers are required to maintain long-term stock ownership at a level commensurate with their role;

  retirement programs have been designed to encourage executive officers to save for their retirement;

  to the extent possible, compensation is structured so it is fully tax deductible to the Company; and

  senior officer perquisites and special benefits are limited, relative to competitive practice, and are primarily business-related.

     We believe that the Company’s executive compensation policies, plans and programs advance these objectives and adhere to the necessary standards of corporate governance.

Governance of Compensation Programs

     The Compensation Committee of the Board of Directors (the Committee) has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management. Strategically, the Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of appropriate compensation philosophy and effective program elements. Administratively, the Committee reviews compensation paid, salary progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all shareholder-approved plans.

     For fiscal year 2012, the Committee reviewed and approved the compensation for six executive positions at CACI, as these positions were considered the most likely to qualify as NEOs. The six executive positions, along with the people who held each position at the beginning of fiscal year 2012, are as follows:

  Chairman of the Board and Executive Chairman (J.P. London);

  President and Chief Executive Officer (Paul M. Cofoni);

  President, U.S. Operations (William M. Fairl);

  Executive Vice President, Chief Financial Officer and Treasurer (Thomas A. Mutryn)

  Chief Operating Officer, U.S. Operations (Daniel D. Allen); and

  Chief Executive, CACI Limited, and President, U.K. Operations (Gregory R. Bradford)

     During fiscal year 2012, the Committee re-examined compensation for the six positions listed above as changes occurred with the people who held the positions. These changes were as follows, and the compensation related to the changes is discussed in more detail below:

  William M. Fairl announced his planned retirement and stepped down as President, U.S. Operations;

  Daniel D. Allen was promoted to President, U.S. Operations; and

  John S. Mengucci was hired as Chief Operating Officer, U.S. Operations.

     Additional management changes became effective in fiscal year 2013. These changes were as follows, and the compensation related to the changes is discussed in more detail below where applicable:

  Paul M. Cofoni announced his planned retirement and stepped down as President and Chief Executive Officer;

  Daniel D. Allen was appointed to President and Chief Executive Officer and appointed to the Board of Directors; and

  John S. Mengucci was promoted to the new position of Chief Operating Officer and President, U.S. Operations.

Independent Consultant

     The Committee has authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, in March 2008, the Committee engaged Frederic W. Cook & Co., Inc. (Frederic W. Cook) as an independent outside compensation consultant. Frederic W. Cook reports directly to the Committee and performs no work for management other than providing advice on executive compensation pursuant to its engagement by the Committee. The Committee reviews its consultant’s performance annually and determines whether to renew their agreement with the consultant. In fiscal year 2012, the Committee renewed Frederic W. Cook’s contract for services.

     During fiscal year 2012, Frederic W. Cook was responsible for providing information on new laws and regulations pertaining to the Committee, providing general industry compensation practices for consideration by the Committee, providing recommendations for director compensation and compensation for management positions under the Committee’s purview, and performing independent assessments of management recommendations brought before the Committee. Frederic W. Cook participated in all meetings of the Committee during the fiscal year.

Benchmarking Compensation

     Each year, the Company commissions benchmarking studies of compensation levels for executive positions to help inform the Committee’s decisions and monitor the Company’s executive compensation programs. Benchmarking studies for compensation effective in fiscal year 2012 were conducted by two consultants. Peer market analysis was performed for the Company by Frederic W. Cook. General industry market analysis for NEO and other executive compensation was performed for the Company by Towers Watson & Company.

     The combined studies provided three distinct types of analyses:

  Peer Market Analysis (from proxy statements of peer companies);

  Technical Industry Market Survey Analysis (cross industry surveys for companies of similar size); and

  Internal Comparisons.

     Salary, cash incentive compensation, and long-term stock incentives are considered in these analyses, as is the interaction/combination of the elements. Specifically, total cash compensation at Target performance (salary plus cash incentives assuming the Company achieves targeted metrics) and total direct compensation (salary plus cash incentives plus long-term stock incentives assuming the Company achieves targeted metrics) are reviewed, and the totals may impact decisions on individual elements.

     For fiscal year 2012, peer comparisons were performed against seventeen publicly traded companies which were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Acxiom Corporation	Alliance Data Systems
Booz Allen Hamilton*	Broadridge Financial Solutions
Ciber,Inc.	Cognizant Technical Solutions
Convergys	Fidelity National Information Services, Inc.
Fiserv,Inc.	Harris Corporation
ManTech International Corp	Maximus,Inc.
SAIC, Inc.	Sapient Corporation
Sykes Enterprises, Inc.	Tetra Tech,Inc.
Unisys Corporation

     The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI. For fiscal year 2012, two companies were removed, one (Stanley, Inc.) due to acquisition by another company and one (SRA International, Inc.) due to no longer being publicly traded. One additional company, Booz Allen Hamilton (designated by * above) that has size and/or industry similarities was added in order to maintain a broad range of peer companies.

Analysis of the Company’s Executive Compensation Programs

     The following section provides details on each element of the Company’s executive compensation programs. It illustrates how each element accomplishes the established objectives and how these elements, in total, match the Company’s compensation philosophy. Where applicable, interactions between the individual elements are also discussed.

     Based upon these analyses, the Committee determined that all compensation decisions for NEOs made for fiscal year 2012 compensation were consistent and in line with the guiding principles.

Base Salary Program

     Consistent with the Company’s intention of delivering compensation that is linked to performance, base salaries are intended to constitute a relatively small portion of total compensation (approximately 25%). NEO base salaries are not at risk to the executive. Targeted at the 50th percentile of the competitive market, base salaries are intended to compensate the executive for the basic market value of the position.

     For fiscal year 2012, the Committee’s philosophy in setting base salaries was to provide the average raise amount used across CACI (3.0%) as a basis, unless the base salary was far above or below the comparables. Based on the benchmarking studies, the Committee determined that the salaries for Dr. London, Mr. Cofoni, and Mr. Bradford were positioned near the competitive median, and that the standard company increases were in line with expected industry average market movement; a slight percentage increase above the 3.0% basis was provided to Dr. London and Mr. Cofoni due to rounding of the base salary when expressed in whole dollars. For Mr. Fairl and Mr. Mutryn, the Committee determined that a larger increase was merited to bring them to the competitive median.

     Mr. Allen’s base salary for fiscal year 2012 was set as part of his hiring in March 2011, and no additional adjustment was provided at the beginning of the fiscal year. At the time the offer of employment was made to Mr. Allen, the salary offered was evaluated against his current salary, the competitive median for his offered position, and other internal executive officer salaries, and the Committee determined that the salary offered was reasonable. At the time of Mr. Allen’s promotion in January 2012, the Committee reviewed his new position against the industry comparables for the position and determined that an increase of 14.0% to Mr. Allen’s salary was warranted to bring his salary in line with the competitive median.

     Mr. Mengucci was hired during fiscal year 2012, and hence was not part of the salary review process at the beginning of the fiscal year; his salary was set as part of his hiring in March 2012. At the time the offer of employment was made to Mr. Mengucci, the salary offered was evaluated against his current salary, the competitive median for his offered position, and other internal executive officer salaries, and the Committee determined that the salary offered was reasonable.

     The following table summarizes the changes to base salary that were made during fiscal year 2012:

	Base Salary Change:	Additional Changes
Executive Officer	effective 7/1/2011	Made During FY12
J.P. London	3.1%	N/A
Paul M. Cofoni	3.1%	N/A
William M. Fairl	6.0%	N/A
Thomas A. Mutryn	6.0%	N/A
Daniel D. Allen	0.0%	14.0%
Gregory R. Bradford	3.0%	N/A
John S. Mengucci	N/A	N/A

     As part of the management transition effective in fiscal year 2013, the Committee made further compensation adjustments which were effective with the beginning of the fiscal year. The Company described these adjustments in a Form 8-K filed on June 27, 2012.

Incentive Compensation Plan

     In addition to base salary, the Company provides a quarterly and annual incentive compensation program. It is the Committee’s intent to tie a significant portion of compensation to Company performance.

     Target Company performance metrics are approved by the Committee. Approved targets flow down through the organization to the business unit level in the case of executives below the NEO level. It is the Committee’s intention that these targets be aligned with CACI’s five year strategic plan, be challenging to achieve and that their achievement place CACI in the 75th percentile of performance in the competitive market, which matches the targeted compensation level. Five year performance vs. target metrics is analyzed as part of this process to validate the Company’s planning process and to ensure that the metrics support the compensation philosophy. Below is a summary of the Company’s performance vs. its corporate net after tax profitability goal (which is the primary metric reviewed by the Committee in this regard) for the last five fiscal years:

Fiscal Year	Performance Above/(Below) Target
2008	0.9%
2009	2.2%
2010	5.4%
2011	14.1%
2012	8.9%

     Lower, or “Cut,” threshold levels for each metric are also approved by the Committee, as are upper, or “Stretch,” levels. Corresponding Cut and Stretch incentive compensation amounts are also established. For performance below Cut levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated between levels (i.e. between Cut and Target and between Target and Stretch) on a straight-line basis. If CACI performs above Stretch levels for the CACI net after tax profitability (NATP) metric, the primary metric as is described below, bonus payouts are calculated as a percentage of CACI NATP performance above the Stretch metric; for the NEOs, each person’s above Stretch percentage is as follows: Mr. Cofoni: 2.0%; Messrs. Allen, Fairl, Mutryn, and Mengucci: 1.5%. Bonuses are paid above Stretch levels and are not capped, in order to continue to incent NATP performance above the Stretch metric.

     The ranges between Cut and Target levels of performance and between Target and Stretch levels are based upon multiple factors assessed by the Committee, including historical ranges and historical performance against Target, Cut, and Stretch metrics. For fiscal year 2012, Cut metrics were set 5.0% below Target metrics, and Stretch metrics were set 4.0% above Target metrics. The Committee believes that these ranges provided a challenging upper range and a reasonable lower threshold.

     The table below shows the fiscal year 2012 executive officer performance metrics and target bonus levels that were approved by the Committee. Based on the benchmarking studies, the Committee determined that the total cash compensation for all positions was in line with the 75th percentile of the industry comparables and did not warrant adjustment from fiscal year 2011 levels.

     At the time the offer of employment was made to Mr. Allen, the incentive compensation plan offered to him was evaluated against his current incentive compensation plan, competitive benchmarks for his offered position, and other internal executive officer incentive compensation plans, and the Committee determined that the incentive compensation plan offered to and accepted by Mr. Allen was reasonable. At the time of Mr. Allen’s promotion in January 2012, the Committee reviewed his new position against the industry comparables for the position and determined that an increase of 23% to Mr. Allen’s annualized target bonus level was warranted to bring his total cash compensation in line with the 75th percentile of the industry comparables; for fiscal year 2012 his total target bonus potential was $596,500, which is the average of the two levels listed in the table below and is based on Mr. Allen serving one-half of the fiscal year in each role.

     At the time the offer of employment was made to Mr. Mengucci, the incentive compensation plan offered to him was evaluated against his current incentive compensation plan, competitive benchmarks for his offered position, and other internal executive officer incentive compensation plans, and the Committee determined that the incentive compensation plan offered to and accepted by Mr. Mengucci was reasonable.

     For Mr. Fairl, upon his announcement of his intention to retire effective September 1, 2012 and in consideration for Mr. Fairl’s new role and the continued support he would be providing to assist with the transition of responsibilities to Mr. Allen, the Committee determined that his target bonus level would remain unchanged for the remainder of the fiscal year.

	Annual
	Target
Executive Officer	Bonus	Annual Metrics for FY12
J.P. London	$500,000	CACI net after tax profitability (75%),
Chairman of the Board and		CACI operating margin (25%)
Executive Chairman
Paul M. Cofoni	$1,192,500	CACI net after tax profitability (75%),
President and		CACI operating margin (25%)
Chief Executive Officer
William M. Fairl	$900,000	CACI net after tax profitability (75%),
President, U.S. Operations		CACI operating margin (25%)
CACI, INC.-FEDERAL
Thomas A. Mutryn	$405,000	CACI net after tax profitability (75%),
Executive Vice President, Chief		CACI operating margin (25%)
Financial Officer and Treasurer
Daniel D. Allen
as Chief Operating Officer, U.S. Operations	$535,000
as President, U.S. Operations		CACI net after tax profitability (75%),
CACI, INC.-FEDERAL		CACI operating margin (25%)
(effective 1/1/2012)	$658,000
Gregory R. Bradford	$392,600	UK net after tax profitability
Chief Executive, CACI Limited, and
President, U.K. Operations
John S. Mengucci	$535,000 (1)	CACI net after tax profitability (75%),
Chief Operating Officer, U.S. Operations		CACI operating margin (25%)
____________________

(1)	Represents annualized value. Mr. Mengucci’s fiscal year 2012 incentive compensation payout was prorated to reflect the period of time that he was employed during the fiscal year.

     Incentive compensation is measured and paid out on a quarterly and annual basis. Sixty percent of the overall award is attributable to attaining the annual performance goals, as primary importance is placed on annual performance. Forty percent is attributable to quarterly goals with a 10% overall weighting placed on each quarter to ensure focus upon short-term performance required to attain annual goals. Annual targets are established at the beginning of the fiscal year, and may be modified by the Committee during the fiscal year due to changes in business conditions (e.g., major corporate events, etc.). During fiscal year 2012, no modifications were made. Quarterly targets are established at the beginning of each quarter. For this reason the sum of the quarterly financial targets normally does not equal the annual target.

     In fiscal year 2012, the Company used NATP as the primary incentive metric to ensure focus on overall company profitability, the primary indicator of the Company’s performance that is controlled by the Company; profitability is expressed on a net after-tax basis due to its use in the Company’s planning and budgeting processes. The Committee also reviews performance against other financial metrics such as stock price, earnings per share, revenue, bookings, operating margin, return on equity, return on invested capital, and day sales outstanding, and reviews whether changes are needed to incentive programs to provide more focus on other metrics annually or as needed. At the start of fiscal year 2012, the Committee decided to keep operating margin as an incentive metric as it was in fiscal year 2011 to continue focus on improving operating margin within the Company’s U.S. and overall operations. During the fiscal year, the Committee further made a midyear change to add revenue to the bonus plans for U.S.-based employees in order to increase focus on that financial metric; revenue was added only for the third and fourth quarters as the first two quarters had passed and the Committee determined not to change the basis for the annual calculation with the year half completed. For Mr. Bradford, his metric was kept as UK net after tax profitability with no changes from the prior year, and no changes were made during the year.

     The NATP metric that the Company uses for determining payments under the incentive compensation plan has historically been the same as its audited net income. The Committee has the ability to make adjustments for extraordinary items and, in fiscal year 2012, exercised this authority by (1) not including the impact of contingent consideration adjustments due to acquisitions, and (2) not including the impact of a large, one-time commercial product sale; this resulted in using an NATP for bonus calculations below the Company’s reported net income computed in accordance with generally accepted accounting principles (GAAP). In regards to the exclusion of contingent consideration adjustments due to acquisitions, in fiscal year 2010 the Company completed two domestic acquisitions with acquisition-related contingent consideration, also known as earn-outs, which represented potential additional purchase consideration based on the acquired companies’ performance post-acquisition. The fair value of the expected earn-outs were recorded as liabilities on the balance sheet as of the acquisition dates, and were re-measured each quarter, with any change in the fair value of the liabilities reflected in the income statement. During fiscal year 2012, the liabilities decreased, with corresponding increases to operating income, due to reductions in the fair values of the earn-out liabilities. As these increases in operating income were not earned through Company performance, but instead through the reduction of contingent liabilities, the Committee determined that these increases in operating income should not benefit incentive compensation payments and were therefore excluded from the calculations. In regards to the one-time commercial product sale, the Committee determined that it was an activity that was not reflective of Company performance and should be excluded from the calculations. As a result of these two adjustments, employees with CACI NATP as a metric received a lower incentive compensation payment than otherwise would have been paid if GAAP net income had been used.

     Performance relative to the metrics used by executive officers is delineated below on both a quarterly basis and for fiscal year 2012. Only a Target level was used for the CACI operating margin metric, due to the potential impact which the use of the metric in the incentive plans could have on the CACI NATP metric. Specifically, missing the Target level for the operating margin metric would result in less bonus payment and increased net income, which could in turn result in an operating margin level that was above the Target. Therefore, all incentive plans included language that stated that if not paying this portion of the cash incentive compensation would result in CACI’s operating margin being above the established Target, a portion of this bonus element would be paid; in this case, the specific amount would be based on the percentage of the quarterly or annual amount that can be paid and still enable CACI to meet the established Target. As is depicted below, based on results, it was not necessary to implement this calculation in fiscal year 2012. Similar unintended consequences could have resulted in paying incentive compensation for performance above the Target level. As a result, the Committee made the decision to not pay for performance above the Target level for the operating margin metric in fiscal year 2012.

	Q1			Q2			Q3			Q4			Annual
	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result
CACI NATP	$33,496K	$35,653K	Above	$37,700K	$41,061K	Above	$39,218K	$40,856K	Above	$44,000K	$43,398K	Between	$147,833K	$160,967K	Above
			Stretch			Stretch			Stretch			Cut and			Stretch
			Threshold			Threshold			Threshold			Target			Threshold
Thresholds
CACI Operating
Margin	6.50%	8.18%	Met	6.79%	7.68%	Met	6.58%	7.84%	Met	7.50%	8.08%	Met	6.73%	7.94%	Met
			Target			Target			Target			Target			Target
			Threshold			Threshold			Threshold			Threshold			Threshold
CACI
Revenue	N/A	N/A	N/A - Not	N/A	N/A	N/A - Not	$1,007K	$928K	Below	$1,008K	$949K	Below Cut	N/A	N/A	N/A - Not
			Used			Used			Cut			Threshold			Used
Threshold
UK NATP	$1,300K	$1,555K	At	$1,600K	$1,705K	Above	$1,700K	$2,084K	Above	$2,000K	$2,545K	Above	$7,500K	$8,065K	Above
			Stretch			Stretch			Stretch			Stretch			Stretch
			Threshold			Threshold			Threshold			Threshold			Threshold

     The CEO and the Committee each have the authority and discretion to lower annual and/or quarterly bonuses based on events that impact the Company’s financial results. For fiscal year 2012, neither the CEO nor the Committee executed this authority for the NEOs.

     CACI has a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act (SOX). The policy covers incentive awards to “officers” (as defined in Section 16 of the Securities and Exchange Act of 1934), and began in fiscal year 2010. Under the policy, in the event of a restatement of previously reported financial results, the Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results. No changes to the policy were made during fiscal year 2012.

     The clawback imposed by Section 304 of SOX (which applies to CACI) is limited to the CEO and CFO and is based on material noncompliance by the issuer, as a result of misconduct, with any financial reporting obligation under the federal securities laws where such noncompliance requires the issuer to restate its financials. The SOX provision looks back one year and requires the issuer to recover all bonus or incentive-based or equity-based compensation paid to the CEO and CFO (in cases of misconduct).

     Section 954 of the Dodd-Frank Act, passed in 2010, requires the national securities exchanges to prohibit the listing of companies that do not adopt clawback policies consistent with SEC rules. Those rules, which the SEC has not yet adopted, will (a) apply when the issuer has an accounting restatement due to material noncompliance with reporting requirements under the federal securities laws, without regard to misconduct, (b) extend to all executive officers, and (c) require the issuer to recover the incremental excess compensation that was due to the noncompliance in the three-year period preceding the date of preparation of the restatement.

Long-Term Incentive Stock Plan

     The 2006 Stock Incentive Plan is designed to promote the long-term growth and profitability of the Company by:

  providing directors and executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; and

  enabling the Company to attract, retain and reward key executives.

     In fiscal year 2012, executive officers of CACI, with the exception of Mr. Mengucci as is described below, received grants of performance-based restricted stock units (RSUs). Performance-based RSUs, which have been issued since fiscal year 2009, provide incentive to achieve company goals, grow the company, and achieve stock price growth as a result.

     Performance-based RSUs issued in fiscal year 2012 had the following conditions:

  Performance is based first upon fiscal year 2012 growth in CACI NATP compared to fiscal year 2011; if there is growth, this metric is considered passed and the subsequent conditions listed below apply, but if there is no growth at the end of the fiscal year or a decline, all grants would be forfeited. For purposes of the 2006 Stock Incentive Plan, CACI NATP is the same as the Company’s reported net income computed in accordance with GAAP.

  If the NATP condition described above is met, performance of the stock is then measured by determining the growth or decline from the average stock price over 90 calendar days immediately preceding the grant to the average stock price over 90 calendar days immediately preceding the one year anniversary date of the grant. The percentage growth or decline of the stock is then multiplied by two to determine the resultant number of RSUs. Thus, for example, if the average stock price increased 10% during the one-year measurement period, a recipient who was granted 1,000 performance-based RSUs would receive 20% more RSUs from the base grant, or 1,200. Similarly, if the average stock price decreased 10% during the one-year measurement period, a recipient who was granted 1,000 performance-based RSUs would receive 20% fewer RSUs from the base grant, or 800.

  Performance is capped at 200% of the original grant, so stock price growth of more than 50% would not result in additional RSUs.

     Based upon fiscal year 2012 results, the growth in CACI NATP was met ($167.5 million in fiscal year 2012 compared to $137.2 million in fiscal year 2011), and the average stock price declined 8.0% (a $53.53 90-day average on September 1, 2012 compared to a $58.20 90-day average on September 1, 2011). Thus, a recipient who was granted 1,000 performance-based RSUs received 16.0% less RSUs from the base grant, or 840.

     The Committee relies on the benchmarking analysis described previously in connection with equity awards. However, because of the difficulty of separately benchmarking long-term incentive values, which have wide variances across companies and industries, the Committee looks at peer three-year average grant values in addition to total annual target direct compensation, defined as salary plus cash incentives plus long-term stock incentives assuming the Company achieves targeted metrics. Further, the Committee looks at competitive equity award ranges as a percent of company market capitalization, as stock price volatility has historically resulted in significant difficulties in comparing competitive grant values. This approach is intended to “normalize” the grants by converting them into a percent which can be applied to all companies.

     Based on the benchmarking studies, the Committee set equity levels in line with the three-year average grant values and the total annual target direct compensation for peer companies. For Mr. Cofoni and Dr. London this resulted in increases of 26% and 8.3% from prior year levels, respectively. For other executive officers with the exception of Mr. Mengucci, the Committee determined that the equity level from the prior fiscal year was in line with the three-year average grant values and the total annual target direct compensation for peer companies, and no changes were made from the prior year levels.

     Mr. Mengucci received two stock grants upon his hiring in March 2012 in the form of non-performance-based RSUs. One grant vests in equal increments over three years, and the value of the stock grant was set based upon the value that he forfeited upon leaving his prior position, which the Committee determined to be a reasonable value. The second grant will vest 50% after five years, and 10% per year for an additional five years thereafter, and was provided to replace the value of a pension plan Mr. Mengucci forfeited upon leaving his former employer; the Committee reviewed the size of the grant and other alternatives to replace the plan and determined the stock grant to be the preferable format and the size to be a reasonable value.

     The annual grant date is established by the Committee when the grants are approved. To the extent practicable, grant dates are established to eliminate the likelihood that there will be any material non-public information at that time. For fiscal year 2012, the Committee approved grants on September 1, 2011, and grants were made on that date. No material non-public information existed at the time of the grants.

     Stock grantees over age 62 as of July 1, 2008 (“grandfathered employees”) who retire at or above age 65 vest in all stock upon retirement with the exception of performance-based RSUs that are still in their measurement period (which are forfeited upon retirement). Non-grandfathered executives who retire at age 62 or older vest in a pro-rated portion of the shares based upon their number of months of service after the grant date divided by the full vesting timeframe. Dr. London is the only grandfathered executive among the executive officers. A grantee terminated without cause is entitled to the same treatment as a non-grandfathered executive retiring at age 62 or older.

     CACI’s performance-based award grant agreements include the approved clawback policy discussed above. In the event of a restatement of previously reported financial results, the Committee may require reimbursement of the incremental portion of resultant stock awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results. The language also provides for forfeiture if an executive engages in activities detrimental to CACI and is terminated for cause (or if such conditions were discovered after the executive’s employment ends and would have triggered a termination for cause).

     All stock granted during fiscal year 2012 provided for “double trigger” vesting acceleration in the event of a Change in Control, under which vesting accelerates only upon a Change in Control and involuntary termination without cause or resignation for good reason.

Stock Ownership Requirements

     The Committee has adopted executive stock ownership requirements for its senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. Requirements are based on a fixed number of fully owned shares. The amount of shares for each level, which range from 100,000 for the CEO to 5,000 for senior vice presidents, is reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of the Company’s shareholders. The CEO’s current required level equates to approximately six times his salary, which is above benchmarked levels of five times salary. Until an executive meets the required number of shares, he/she is limited with respect to the number of shares he/she is allowed to sell, and is only allowed to sell ½ of the vested RSUs remaining after payment of taxes (standard practice is to sell a portion of shares that vest to cover the tax burden caused by the vesting).

     Shareholdings are measured annually as of July 1st to determine compliance with the plan. The requirement is based upon the prior year’s level plus one half of all vested restricted stock and/or restricted stock units after taxes are withheld since the prior July 1st. Only fully owned shares count in the measurement; unvested restricted stock and restricted stock units do not count, nor do any other unvested and/or unexercised instruments.

     If a senior officer did not meet the required level as of July 1, 2012, then he/she would have been ineligible to receive equity awards under the Company’s 2006 Stock Incentive Plan until the required level was reached, and for an additional one-year period thereafter. All NEOs met their required stock holding requirement as of July 1, 2012. Effective in August 2012, the Committee changed the rules for non-compliance; rather than being forced to forego stock grants, senior officers who are not compliant with their holding requirement will be automatically entered into the Management Stock Purchase Plan at maximum withholding levels (100% of the annual portion of their bonuses) until such time as the required level is met.

Management Stock Purchase Plan

     The Company offers a Management Stock Purchase Plan (MSPP) in order to promote the long-term growth and profitability of the Company by: (i) providing executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; (ii) enabling executives to meet their mandated stock ownership requirements; and (iii) enabling the Company to attract, retain and reward key executives. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

     The MSPP provides for equity ownership in the Company by senior officers by: (i) allowing the voluntary deferral of up to 100% of the annual portion of their bonuses into RSUs of the Company’s common stock and (ii) providing such executives with economic incentives to defer some or all of their annual bonuses to acquire shares of the Company’s common stock. All deferred shares are bought at a discount of up to 15%, as determined annually by the Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Committee determines.

     The amount of the discount to fair market value and matching grant is determined by the Committee no later than December 31st of the fiscal year in which the bonus is earned (or as otherwise specified in the MSPP for matching awards that qualify under IRC section 162(m)). During fiscal year 2012, the Committee approved a 15% discount with no matching.

     The benefit provided from MSPP purchases for each NEO is listed in column (i) of the Summary Compensation Table.

Benefits and Executive Perquisites

     In addition to the MSPP described above, executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees who are eligible for participation. For example, the Company makes matching contributions to the Company’s voluntary 401(k) plan on behalf of its executives based on the amount of each executive’s contributions to the 401(k) plan.

     The Company offers a non-qualified deferred compensation plan in order to encourage executive officers to save for their retirement. Eligible executives, which include all NEOs, may elect to contribute up to 50% of their base salary and 100% of their bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in Section 401(a)(17) of the Internal Revenue Code (IRC) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. No discretionary contributions were made in fiscal year 2012.

     All NEOs are entitled to receive a Company-provided automobile. In addition, all NEOs are eligible for annual financial planning services. These benefits were selected by the Committee based on competitive practice for each level. All personal benefit received from these items is fully taxable as ordinary income.

     The Company provides a $25,000 discretionary benefit allowance per calendar year to the President and Chief Executive Officer, and to the Chairman of the Board and Executive Chairman. The benefit can be used for business or personal expenses. Benefit received from this allowance is fully taxable as ordinary income.

     Dr. London and Mr. Cofoni have lifetime medical agreements that provide lifetime participation in the Company’s executive medical plan for themselves and their spouses to the extent permitted by law, with such participation in the executive medical plan on the same basis that existed just prior to any merger, consolidation, or change in control of the Company.

     The CACI International Inc Supplemental Executive Retirement Plan (SERP) is only currently provided to two executives: Mr. Cofoni and Mr. Allen. This benefit was provided to these executives to offset the loss of benefits from previous employers in order to acquire their services and is, therefore, consistent with the Company’s philosophy of attracting and retaining critical talent. Mr. Mengucci was offered a SERP as part of his employment offer, and it is expected to become effective upon its implementation some time in fiscal year 2013. Mr. Cofoni will start to receive benefits from his SERP the first day of the seventh month following his planned separation from service. The Company provides no other executive a SERP and does not anticipate doing so in the future.

     The Company has entered into employment and severance agreements with all NEOs for the purpose of providing those executives with a degree of security that will increase the chances that they will remain with the Company. The Company believes that appropriate severance arrangements are necessary in order to attract and retain these key executives. In addition, the Company pays certain amounts to these executives if they are terminated without cause by the Company or resign for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with good market practices. This program is also intended to encourage retention in the face of an actual or potential change in control and to align executive and shareholder interests. Furthermore, the program seeks to align executive and shareholder interests by allowing top executives to review corporate transactions that are in the best interests of the Company’s stockholders without concern over whether the transactions may adversely impact the executive’s employment.

     Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section.

     All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

Impact of Regulatory Requirements

     The Committee is regularly updated on changes in regulations affecting compensation and how they impact executive compensation. The Committee ensures that Company compensation plans meet such requirements. In fiscal year 2012, the decisions of the Committee were impacted by regulatory requirements in the following ways:

  IRC section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to our CEO and the three other most highly compensated named executive officers (other than our CFO). There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Executive incentive compensation generally is performance-based compensation meeting the IRC’s requirements, and, as such, is fully deductible. As much as is possible, the Committee sets compensation to be performance-based in order to take advantage of allowed deductibility (and to encourage performance, as discussed above). To maintain flexibility in compensating executive officers in a manner designed to promote Company goals, the Committee has not adopted a policy requirement for all compensation to be deductible. This regulation affects plan design, but does not limit compensation earned under the plans.

  Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718): The Company adopted ASC 718 beginning in fiscal year 2006. In determining equity-based compensation, the Committee considers the potential expense of those programs under ASC 718 and the financial impact on planned company targets.

Risk Assessment

     The Company has a Chief Risk Officer and among his tasks are attending all meetings of the Committee during the fiscal year and performing an annual assessment of the Company’s executive compensation risk profile. The Committee also engages Frederic W. Cook, the Committee’s independent consultant, to perform independent risk assessments of the Company’s executive compensation programs with a focus on determining if the programs incented excessive risk-taking. The results of these analyses have been findings that the executive compensation programs are appropriately structured to support a low risk profile.

     As a part of these risk assessments, the Chief Risk Officer and Frederic W. Cook have made the following findings about CACI’s compensation programs:

  the Board and the Compensation Committee exercise close oversight over the performance measures utilized by the Incentive Compensation Plan and the Long-Term Incentive Stock Plan, which in combination serve to balance short-term and long-term performance requirements, and enhance shareholder value;

  the performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company while also supporting the goals established for the long-term incentive plan;

  the primary short-term and long-term incentive metric is the net income of the company, including the impact of bonus payments and all events that financially impact the Company, ensuring that cash compensation is primarily funded from bottom-line company profitability;

  metrics not currently used in compensation plans are appropriately reviewed to determine if changes are required to incentive plans;

  the balance of total compensation is more heavily weighted to long-term incentives, and increasing the stock price over the long-term provides the maximum incentive value;

  while only one year is currently used for performance measurements in the Long-Term Incentive Stock Plan, vesting the stock over a four-year period ensures long-term focus and reduces the risk of an employee unduly benefiting from short-term decisions;

  stock holding requirements are above industry benchmarks, and promote long-term ownership of the Company; and

  the Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short- or long-term compensation. For example, the Board must approve all capital outlays of $10 million or more, as well as all acquisitions and divestitures of $5 million or more.

Conclusions

     The Company and the Committee regularly consider whether the total compensation program meets the objectives established for it. The Company and the Committee believe that the Company’s executive compensation programs are reasonable, appropriate, do not promote undue risk-taking, and are in the best interests of shareholders for the following reasons:

  competitive benchmarking indicates that executive cash compensation levels (both base salaries and total compensation) are administered in a manner consistent with the Company’s total compensation philosophy;

  total compensation is variable and predicated upon Company performance, through a compensation mix that de-emphasizes base salary and executive perquisites and emphasizes performance-based pay, which takes the form of formula-based annual cash incentive awards and equity awards in the form of performance-based RSUs tied to stock price performance;

  executive officers are required to align their economic interests with those of stockholders through the accumulation of a significant equity stake, facilitated by annual equity awards and significant stock ownership requirements; and

  the Company’s executive retention objectives are achieved at reasonable cost through severance and change-in-control agreements, vesting schedules for equity awards, and, with respect to Mr. Cofoni, Mr. Allen, and Mr. Mengucci, their respective SERPs.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2012. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2012 be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James S. Gilmore III	Gregory G. Johnson
Richard L. Leatherwood	James L. Pavitt
Charles P. Revoile

EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the NEOs for the fiscal years 2012, 2011 and 2010. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid Executive Officers, including amounts deferred at an Executive Officer’s election.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
							Change in
							Pension
							Value and
							Non-Qualified
					Option/	Non-Equity	Deferred
Name and				Stock	SSAR	Incentive Plan	Compensation	All Other
Principal Position		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
(during FY12)(1)	Year	($)(2)	($)(3)	$(4)	($)(5)	($)(6)	($)(7)	($)(8)		($)
Paul M. Cofoni	2012	$780,000	$—	$2,419,200	$—	$1,982,220	$352,790	$202,216	(9)	$5,736,426
President and Chief	2011	756,300	—	1,999,850	—	2,211,665	152,072	219,634		5,339,521
Executive Officer	2010	727,300	—	1,999,840	—	1,756,226	413,301	193,637		5,090,304

Daniel D. Allen	2012	481,500	—	878,285	—	1,034,882	176,545	70,445	(10)	2,641,657
President, U.S. Operations	2011	118,040	—	3,000,022	—	380,210	—	—		3,498,272

John S. Mengucci	2012	173,438	—	2,000,016	—	495,893	—	4,711	(11)	2,674,058
Chief Operating Officer
U.S. Operations

William M. Fairl	2012	545,000	—	720,230	—	1,495,080	—	166,356	(12)	2,926,666
Chief Strategy &	2011	514,300	—	750,157	—	1,666,905	—	150,392		3,081,754
Development Officer	2010	493,525	—	750,169	—	1,423,170	—	146,332		2,813,196

Thomas A. Mutryn	2012	445,200	—	1,056,154	—	755,012	—	108,212	(13)	2,364,578
Executive Vice President,	2011	420,000	—	1,099,918	—	949,156	—	115,286		2,584,360
Chief Financial Officer	2010	390,000	—	1,100,004	—	719,702	—	96,962		2,306,668
and Treasurer
____________________

(1)	2010 compensation information is not provided for Mr. Allen because he was not a CACI employee and thus not a NEO in fiscal year 2010. 2011 and 2010 compensation information is not provided for Mr. Mengucci because he was not a CACI employee and thus not a NEO in fiscal years 2011 or 2010.

(2)	Amounts reported in the Salary column represent base salary earned in fiscal years 2012, 2011, or 2010.

(3)	The Company did not make non-performance based bonus payments to any NEOs in fiscal years 2012, 2011, or 2010.

(4)	The amounts reported in the Stock Awards column represent the aggregate grant date fair value of each restricted stock unit granted during such year, as computed in accordance with ASC 718. See Note 21 of the Company’s audited financial statements for the fiscal year ended June 30, 2012, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 28, 2012. RSUs awarded to Messrs Cofoni, Fairl, and Mutryn during fiscal years 2012 and 2011 and Mr. Allen during fiscal year 2012 were in the form of performance-based RSUs. The grant date fair value of these awards was calculated using the Monte Carlo simulation method. Based on the Company’s performance during the year ended June 30, 2012 and the Company’s stock price for the 90 day period ended September 1, 2012 as compared to the stock price for the 90 day period ended September 1, 2011, the final award was at 83.95% of the target award. Based on the Company’s performance during the year ended June 30, 2011 and the Company’s stock price for the 90 day period ended September 1, 2011 as compared to the stock price for the 90 day period ended September 1, 2010, the final award was at 163.6% of the target award. Such actual award number of units is reflected in the Outstanding Equity Awards at Fiscal Year-End table. RSUs awarded during fiscal years 2010 to Messrs Cofoni, Fairl, and Mutryn also contained performance conditions. Grant date values included in column (e) for such awards were computed based upon the probable outcome of the performance conditions as of the date of grant. Based on the Company’s performance during the year ended June 30, 2010, the highest (Stretch) level of units was awarded. Such Stretch level of units is reflected in the

Outstanding Equity Awards at Fiscal Year-End table. The grant date fair value of awards to Mr. Allen in fiscal year 2011 and Mr. Mengucci in fiscal year 2012 are based on the Company’s closing stock price on the date of grant. The awards in column (e) made during fiscal year 2011 to Mr. Allen and made during fiscal year 2012 to Mr. Mengucci are not subject to performance conditions.

(5)	The Company did not make any stock option or SSAR awards to any NEOs in fiscal years 2012, 2011, or 2010.

(6)	Amounts reported in the Non-Equity Incentive Plan Compensation column represent incentive compensation earned in fiscal years 2012, 2011 or 2010.

(7)	The values listed in this column represent the change in the present value of accumulated benefits during fiscal years 2012, 2011, or 2010. The values are an actuarial estimate of the cost of pension benefits for the named executive officer and do not reflect a current cash cost to the Company or the pension benefit that the executive would receive.

(8)	As detailed further in the footnotes below, the values in this column may include:

	(i)	annual perquisite allowance provided to both the Chairman of the Board and the Chief Executive Officer (Perq Allowance);

	(ii)	5% Company contribution to non-qualified deferred compensation plan made on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually (NQDC Contribution);

	(iii)	vacation accrual balance cashed out (Vacation Cash-out);

	(iv)	automobile allowance and other automobile expenses based on IRS Publication 15-B guidelines, as reported on the NEO’s Form W-2, Wage and Tax Statement for the calendar year ending within each fiscal year (Automobile Expenses);

	(v)	premiums paid by the Company for a long-term care insurance policy (LTC Premiums);

	(vi)	50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match);

	(vii)	value of discount granted under the Company’s Management Stock Purchase Plan by giving a discount on the stock price at the grant date (15% for fiscal years 2012, 2011, and 2010); and/or

	(viii)	tax and investment counseling and advice services (Tax and Investment Services),

(9)	Includes the following amounts for fiscal year 2012: $17,546 Perq Allowance; $140,714 NQDC Contributions; $1,375 Automobile Expenses; $4,507 LTC Premiums; $7,500 401(k) Match; $13,704 MSPP Discount; and $16,870 Tax and Investment Services.

(10)	Includes the following amounts for fiscal year 2012: $39,830 NQDC Contributions; $14,054 Automobile Expenses; $2,263 LTC Premiums; $5,863 401(k) Match, and $8,435 Tax and Investment Services.

(11)	Includes the following amounts for fiscal year 2012: $1,989 LTC Premiums; $2,722 401(k) Match.

(12)	Includes the following amounts for fiscal year 2012: $101,315 NQDC Contributions; $12,825 Automobile Expenses; $4,170 LTC Premiums; $7,177 401(k) Match; $18,499 MSPP Discount; and $22,370 Tax and Investment Services.

(13)	Includes the following amounts for fiscal year 2012: $53,195 NQDC Contributions; $34,115 Vacation Cash-out; $2,563 Automobile Expenses; $2,938 LTC Premiums; $7,500 401(k) Match; and $7,901 MSPP Discount.

Grant of Plan-Based Awards

								All Other	Grant Date
								Stock	Fair Value
					Estimated Future Payouts			Awards:	of Stock
		Estimated Future Payouts Under			Under Equity Incentive Plan			Number	and
		Non-Equity Incentive Awards(1)			Awards(2)			of Shares	Option/
								of Stock	SSAR
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Paul M. Cofoni		$331,000	$1,192,500	$1,908,000
	9/1/11				—	52,500	105,000		$2,419,200

Daniel D. Allen		184,500	658,000	1,052,800	—
	9/1/11					19,060	38,120		878,285

John S. Mengucci		75,000	267,500	428,000	—
	2/27/12					—	—	33,256	2,000,016

William M. Fairl		250,000	900,000	1,440,000
	9/1/11				—	15,630	31,260		720,230

Thomas A. Mutryn		115,000	405,000	648,000
	9/1/11				—	22,920	45,840		1,056,154
____________________

(1)	These amounts represent potential payouts under the 2012 incentive plan. The Maximum amount in column (e) represents the bonus amount for each NEO at Stretch. For performance above Stretch, NEOs are entitled to additional bonus payouts calculated as a percentage of the Company’s NATP above Stretch. Actual payouts earned are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These amounts represent performance-based RSU grants to NEOs in fiscal year 2012.

(3)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2012 determined pursuant to ASC 718.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive		Equity Incentive
									Plan Awards:		Plan Awards:
						Number			Number of		Market or
	Number of	Number of				of Shares			Unearned		Payout Value of
	Securities	Securities				or Units of		Market Value	Shares, Units		Unearned
	Underlying	Underlying				Stock		of Shares or	or Other		Shares, Units or
	Unexercised	Unexercised				That		Units of Stock	Rights That		Other Rights
	Options	Options	Option		Option	Have Not		That Have	Have Not		That Have Not
	(#)	(#)	Exercise		Expiration	Vested		Not Vested(1)	Vested		Vested(1)
Name	Exercisable	Unexercisable	($)		Date	(#)		($)	(#)		($)
(a)	(b)	(c)	(e)		(f)	(g)		(h)	(i)		(j)
Paul M. Cofoni	249,000	—	$64.22		8/14/12
	20,000	—	54.39		7/20/13
	260,000	—	50.43		6/19/14				10,635	(2)(7)	$585,138
	—	18,160	49.78	(5)	9/18/15				32,670	(2)(9)	1,797,503
	—	10,440	49.36	(4)	8/17/15				76,886	(10)	4,230,268
									44,075	(11)	2,425,007

Daniel D. Allen	—	—	—		—	38,324	(12)	$2,108,586
									16,001	(11)	880,375

John S. Mengucci	—	—	—		—	33,256	(13)	1,829,745

William M. Fairl	19,212	—	62.48		8/16/12
	—		—		—				4,505	(2)(7)	247,865
	—	12,120	48.83	(3)	7/1/14				12,254	(2)(9)	674,215
	3,333	21,667	48.83	(3)	7/1/14				28,841	(10)	1,586,855
	—	4,400	49.36	(4)	8/17/15				13,122	(11)	721,972

Thomas A. Mutryn	12,000	—	53.65		9/17/13				2,695	(2)(7)	148,279
	13,620	9,080	48.83	(3)	7/1/14				2,625	(8)	144,428
	3,960	2,640	49.36	(7)	8/17/15				17,970	(2)(9)	988,709
	3,840	2,560	37.67	(6)	11/20/15				42,288	(10)	2,326,686
									19,242	(11)	1,058,695
____________________

(1)	Based on the $55.02 closing price of the Company’s common stock on June 30, 2012.

(2)	Stock awards granted on August 18, 2008 and August 18, 2009 contained performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2010. Based on the Company’s actual results for the year ended June 30, 2010, the maximum number of units was awarded. The amounts in column (i) reflect such maximum numbers.

(3)	SSARs granted on July 2, 2007 and which were not exercisable at June 30, 2012 became exercisable on July 1, 2012.

(4)	SSARs granted on August 18, 2008 and which were not exercisable at June 30, 2012 became or will become exercisable as follows: 50% on August 18, 2012, and 50% on August 18, 2013.

(5)	SSARs granted on September 19, 2008 and which were not exercisable at June 30, 2012 became exercisable on September 18, 2012.

(6)	SSARs granted on November 20, 2008 and which were not exercisable at June 30, 2012 became or will become exercisable as follows: 50% on August 18, 2012, and 50% on August 18, 2013.

(7)	Stock awards granted on August 18, 2008, that had not vested as of June 30, 2012, vested on August 18, 2012.

(8)	Stock awards granted on November 20, 2008, that had not vested as of June 30, 2012, vested on August 18, 2012.

(9)	Stock awards granted on August 18, 2009, that had not vested as of June 30, 2012 vest as follows: 50% on August 18, 2012 and 50% on August 18, 2013.

(10)	Stock awards granted on September 1, 2010 contain performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2011, and the Company’s stock price for the 90 day period ended September 1, 2011 as compared to the 90 day period ended September 1, 2010. The amounts in column (i) reflect the actual number of shares earned. The stock awards vest as follows: 50% on September 1, 2013 and 50% on September 1, 2014.

(11)	Stock awards granted on September 1, 2011 contain performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2012, and the Company’s stock price for the 90 day period ended September 1, 2012 as compared to the 90 day period ended September 1, 2011. The amounts in column (i)reflect the actual number of shares earned. The stock awards vest as follows: 50% on September 1, 2014 and 50% on September 1, 2015.

(12)	Stock awards granted on March 14, 2011, that had not vested as of June 30, 2012, vest as follows: 33.4% on March 14, 2013, 33.3% on March 14, 2014 and 33.3% on March 14, 2015.

(13)	One-half of the stock awards granted on February 27, 2012 vest as follows: 50% on February 26, 2017; 10% on February 26, 2018; 10% on February 26, 2019; 10% on February 26, 2020; 10% on February 26, 2021; and 10% on February 26, 2022. One-half of the stock awards granted on February 27, 2012 vest as follows: 33.4% on February 26, 2013, 33.3% on February 26, 2014, and 33.3% on February 26, 2015.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)
Paul M. Cofoni	58,840	$585,775	34,340	$1,694,339
Daniel D. Allen	—	—	12,774	781,130
John S. Mengucci	—	—	—	—
William M. Fairl	65,595	919,355	10,633	518,997
Thomas A. Mutryn	—	—	14,305	698,227
____________________

(1)	These amounts are equal to the difference between the sales price of our common stock on the NYSE on the exercise date and the exercise price, multiplied by the number of shares underlying the exercised option or stock settled stock appreciation right.

(2)	These amounts are equal to the closing price of our common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)(1)	Fiscal Year ($)
Paul M. Cofoni(2)	Supplemental Retirement Benefit Plan	7	$1,606,766	—
Daniel D. Allen(3)	Supplemental Retirement Benefit Plan	1	176,545	—
John S. Mengucci	N/A	N/A	N/A	N/A
William M. Fairl	N/A	N/A	N/A	N/A
Thomas A. Mutryn	N/A	N/A	N/A	N/A
____________________

(1)	The Present Value of Accumulated Benefits under each plan has been calculated as of June 30, 2012, using the guidelines contained in ASC 715 - Compensation – Retirement Benefits.

(2)	Mr. Cofoni’s SERP provides an annual payment of $65,000 each year until the later of his death and his spouse’s death, if he terminates employment for a reason other than involuntarily for cause on or after age 65. It also provides an annual payment of $48,600 each year until Mr. Cofoni’s death. If Mr. Cofoni’s spouse survives him, she shall receive $24,300 per year beginning the year following his death and continuing until her death, in the event he terminates employment for a reason other than involuntarily for cause on or after age 62. If Mr. Cofoni voluntarily terminates or is involuntarily terminated other than for cause prior to attainment of the required age, a pro rata portion of the payment amount is provided. In the event of a Change of Control, if Mr. Cofoni’s employment is involuntarily terminated for a reason other than for cause or if he voluntarily terminates employment for good reason, Mr. Cofoni and his spouse will receive the full benefits payable under the SERP. If Mr. Cofoni is terminated involuntarily for cause, all benefits of the SERP are forfeited. No payments shall be made to any person, trust or entity under this plan after the death of Mr. Cofoni and his spouse.

(3)	Mr. Allen’s SERP provides an annual payment of $88,000 each year until the later of his death or his spouse’s death, if he terminates employment for a reason other than involuntarily for cause on or after age 55, with payments to commence as of the later of the first day of the seventh month after Mr. Allen’s separation from service, or the date Mr. Allen reaches age 60. If Mr. Allen voluntarily terminates other than for good reason or is involuntarily terminated other than for cause prior to age 55, a pro rata portion of the payment amount is provided, with payments to commence when Mr. Allen reaches age 60. In the event of a Change of Control, if Mr. Allen’s employment is involuntarily terminated for a reason other than for cause or if he voluntarily terminates employment for good reason, Mr. Allen and his spouse will receive the full benefits payable under the SERP. If Mr. Allen is terminated involuntarily for cause, all benefits of the SERP are forfeited. No payments shall be made to any person, trust or entity under this plan after the death of Mr. Allen and his spouse.

Non-Qualified Deferred Compensation for Fiscal Year 2012

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company	Aggregate		Aggregate
	Contributions in	Contributions in	Earnings in	Aggregate	Balance at
	Last Fiscal Year	Last Fiscal Year	Last Fiscal	Withdrawals/	Last Fiscal
Name	($)(1)	($)(2)	Year ($)(3)	Distributions ($)	Year End ($)(4)
Paul M. Cofoni	$38,951	$40,714	$78,918	—	$2,110,841
Daniel D. Allen	2,539	39,830	25	—	42,394
John S. Mengucci	—	—	—	—	—
William M. Fairl	5,437	101,315	137,752	—	3,500,533
Thomas A. Mutryn	47,928	53,195	18,588	—	458,099
____________________

(1)	Executive contributions are included in the Salary, Bonus, and Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	No amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

(4)	Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of company contributions). The amounts previously reported as executive and Company contributions were as follows: (i) Mr. Cofoni, $1,515,746 and $364,033 (ii) Mr. Fairl, $2,604,474 and $333,582; and (iii) Mr. Mutryn, $179,312 and $142,762.

Employment and Severance Agreements

     The term of each executive officer’s employment and severance agreement is one year with automatic one-year extensions thereafter (except for the employment agreement provided to the President and Chief Executive Officer which is three years with automatic one-year extensions thereafter), unless the Company provides written notice of the Company’s intent to amend the Company’s severance policy with respect to its senior executives and to apply the amended policy to the executive. In the event the Company provides such notice to the executive, agreements expire by their terms at the end of the full term year that begins on the next July 1st following the date such notice is received by the executive officer.

     Per the terms of the agreements, each executive’s employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board.

     In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice, and pay any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs.

     In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s incentive compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity (other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment.

     In the event of a termination without cause or resignation for “good reason” within one year of the effective date of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control). In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job more than 50 miles from the place at which such job was based on the day before the change in control date.

     The table below delineates the benefits upon a change in control for each executive officer in fiscal year 2012 under the scenarios as described above:

	Executive		President,	President,
	Chairman	CEO	US Ops	UK Ops	COO	CFO
Salary Multiple: Termination	1.5x	2x	1x	1x	1x	1x
for Good Reason or
Involuntary Termination
Without Cause

Salary Multiple Upon Change	3x	3x	2x	2x	1.5x	2x
in Control and Voluntary
Termination for Good Reason
or Involuntary Termination
Without Cause

Bonus Multiple Upon Change	2x	2x	1.5x	1.5x	1x	1x
in Control and Voluntary
Termination for Good Reason
or Involuntary Termination
Without Cause
(average annual payment for last
five years)

     The agreements for Dr. London, Mr. Cofoni, Mr. Fairl, Mr. Mutryn, and Mr. Bradford include partial protection against excise taxes payable under IRC section 280G in the event of termination only after a change in control (a onetime payment of two-thirds of the excise tax to the executive up to a limit of $500,000). Since these agreements were put in place, however, the Committee decided not to include this term in any new agreements, and it is therefore not included in the agreements with other executive officers.

     The agreements also restrict each executive officer’s rights to compete with the Company or to offer employment to Company employees following termination.

     No changes to existing employment or severance agreements were made during fiscal year 2012.

     Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

Potential Payments on Termination or Change in Control

     The tables below reflect the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination (other than for “good reason”) or retirement, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2012 and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

Separation Payment in event of Voluntary Termination or Retirement(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of		Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested		280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity		Tax Partial
	Severance	of Benefits(2)	Contributions(3)	Contributions(4)	Benefits(5)	Awards(6)	Awards(7)		Protection(8)
Executive Officer	(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	Total
Paul M. Cofoni	$—	$309,473	$1,606,095	$504,746	$1,606,766	$1,206,000	$3,929,102	(9)	$ N/A	$9,162,182
Daniel D. Allen	—	—	2,564	—	176,545	—	—		N/A	179,109
John S. Mengucci	—	—	—	—	—	—	—		N/A	—
William M. Fairl	—	—	3,065,638	434,895	—	20,631	1,707,329	(10)	N/A	5,228,493
Thomas A. Mutryn	—	—	262,142	195,957	—	189,785	—		N/A	647,884
____________________

(1)	Assumes that the executive officer retired or voluntarily terminated his position (other than for “good reason”). In the event of the executive officer’s death or disability, the executive officer would be entitled to the amounts listed in the columns (d), (e) and (f) above as well as column (c) from the Separation Payment following Change in Control Table listed below. In addition, the Company generally is required to provide 30 days’ notice in the event of a termination for disability. In the event of a termination of the executive officer for cause, the executive officer would be entitled to the amounts listed above in columns (c) and (e).

(2)	In 2009, the Company entered into a lifetime medical agreement with Mr. Cofoni that provides lifetime participation in the Company’s medical plans to the extent permitted by law, with such participation in the plans on the same basis that existed just prior to any merger, consolidation, or change in control of the Company. The table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Mr. Cofoni’s expected life span (based upon Internal Revenue Service (IRS) Life Expectancy Tables).

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(4)	Represents the value of Company contributions (vested as of June 30, 2012) paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination.

(5)	Represents the present value of benefits accrued by Messrs. Cofoni and Allen through June 30, 2012 under their SERPs. The accrued benefits are to be paid over their expected remaining lifespan.

(6)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2012 and the applicable exercise price of the vested portion of the equity awards.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2012 and the applicable exercise price of the unvested portion of the equity awards. As Messrs. Cofoni and Fairl are over 62 years old, a prorated amount of unvested equity awards made since July 1, 2008 would vest upon retirement.

(8)	As described above under “Employment and Severance Agreements,” executive officers are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

(9)	Based on Mr. Cofoni’s planned December 2012 retirement and the other assumptions listed above, Mr. Cofoni would receive an additional $1,581,987 in compensation from his unvested equity awards beyond the amount shown in this table.

(10)	Based on Mr. Fairl’s September 2012 retirement and the other assumptions listed above, Mr. Fairl would receive an additional $256,632 in compensation from his unvested equity awards beyond the amount shown in this table.

Separation Payment in event of Termination for “Good Reason” or Without Cause by Company(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Tax Partial
	Severance	of Benefits(2)	Contributions(3)	Contributions(4)	Benefits(5)	Awards(6)	Awards(7)	Protection(8)
Executive Officer	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
Paul M. Cofoni	$1,560,000	$309,473	$1,606,095	$504,746	$1,606,766	$1,206,000	$3,929,102	$ N/A	$10,722,182
Daniel D. Allen	513,000	12,447	2,564	—	176,545	—	—	N/A	704,556
John S. Mengucci	500,000	10,594	—	—	—	—	—	N/A	510,594
William M. Fairl	545,000	12,642	3,065,638	434,895	—	20,631	1,707,329	N/A	5,786,135
Thomas A. Mutryn	445,200	24,397	262,142	195,957	—	189,785	—	N/A	1,117,481
____________________

(1)	Assumes that the executive officer resigned for “good reason” or was terminated without cause.

(2)	Assumes that Mr. Cofoni is entitled to receive lifetime medical benefits as previously described, and that Messrs. Allen, Mengucci, Fairl, and Mutryn are entitled to receive continuation of health benefits following the date of separation. For Mr. Cofoni, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Mr. Cofoni’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Allen, Mengucci, Fairl, and Mutryn, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(4)	Represents the value of Company contributions (vested as of June 30, 2012) paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination.

(5)	Represents the present value of benefits accrued by Messrs. Cofoni and Allen through June 30, 2012 under their SERPs. The accrued benefits are to be paid over their expected remaining lifespan.

(6)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2012 and the applicable exercise price of the vested portion of the equity awards.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2012 and the applicable exercise price of the unvested portion of the equity awards. As Messrs. Cofoni and Fairl are over 62 years old, a prorated amount of unvested equity awards made since July 1, 2008 would vest.

(8)	As described above under “Employment and Severance Agreements,” executive officers are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

Separation Payment following a Change of Control(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of 280G
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	Excise Tax
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Partial
	Severance(2)	of Benefits(3)	Contributions(4)	Contributions(5)	Benefits(6)	Awards(7)	Awards(8)	Protection(9)
Executive Officer	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
Paul M. Cofoni	$6,535,791	$309,473	$1,606,095	$504,746	$1,606,766	$1,206,000	$9,596,891	$—	$21,365,762
Daniel D. Allen	1,878,428	12,447	2,564	39,830	176,545	—	3,745,597	—	5,855,411
John S. Mengucci	1,168,621	10,594	—	—	—	—	1,829,745	—	3,008,960
William M. Fairl	3,688,819	12,642	3,065,638	434,895	—	20,631	3,934,141	—	11,156,766
Thomas A. Mutryn	2,205,705	24,397	262,142	195,957	—	189,785	5,293,123	—	8,171,109
____________________

(1)	Assumes that the executive officer resigned for “good reason” or was terminated without cause within one year of a change in control.

(2)	Includes incentive plan amounts earned but not yet paid for fiscal year 2012.

(3)	Assumes that Mr. Cofoni is entitled to receive lifetime medical benefits as previously described, and that Messrs. Allen, Mengucci, Fairl, and Mutryn are entitled to receive continuation of health benefits following the date of separation. For Mr. Cofoni, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Mr. Cofoni’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Allen, Mengucci, Fairl, and Mutryn, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(4)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(5)	Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination.

(6)	Represents the present value of benefits accrued by Messrs. Cofoni and Allen through June 30, 2012 under their SERPs. The accrued benefits are to be paid over their expected remaining lifespan.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2012 and the applicable exercise price of the vested portion of the equity awards.

(8)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2012 and the applicable exercise price of the unvested portion of the equity awards at Target in accordance with the grant agreements. All equity awards to executive officers would vest upon a change in control.

(9)	As described above under “Employment and Severance Agreements,” certain executive officers are entitled to partial protection against IRC section 280G excise taxes in the event of termination after a change in control. Specifically, their severance agreements provide for a one-time payment to the executive equal to the lesser of two-thirds of the excise tax to the executive and $500,000. Based on the assumptions used in the preparation of the table, no payments would be due to the executives under this termination scenario.

DIRECTOR COMPENSATION

     Each Director not employed by the Company or any of its subsidiaries is compensated according to the following arrangements for his service as a Director, including participation in meetings of the full Board and the committee(s) of which he is a member:

  Full Board — $50,000 annual retainer for up to four meetings per year and $2,000 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of Stockholders at which such election occurs, based on the closing price per share of the Company’s common stock on that date. For fiscal year 2012, each director was granted $100,000 in RSUs. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent (100%) of their annual retainer, with such election to be made prior to the commencement of the effective calendar year. The number of issued RSUs is based on the fair market value of the stock on the date of purchase.

  Audit Committee — $10,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $10,000 per year.

  Security and Risk Assessment Committee — $6,000 for up to four meetings per year. Additional in-person meetings are $750. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $4,000 per year.

  Compensation Committee — $10,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $10,000 per year.

  Executive Committee — $1,500 per meeting.

  Investor Relations Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $4,000 per year.

  Corporate Governance and Nominating Committee — $10,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $10,000 per year.

  Strategic Assessment Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $4,000 per year.

     Dr. London, Mr. Cofoni, and Mr. Allen received no separate compensation for their service as directors, except that they are eligible to be reimbursed for incurred expenses associated with attending meetings of the Board and its committees, such as when meetings are conducted at offsite locations.

     During fiscal year 2012, in addition to the retainer and committee meeting fees, Dr. Phillips received compensation of $36,000 for additional services performed as a lead director in connection with and in the committees on which he serves.

     The Committee has also adopted stock ownership requirements for outside members of the Board to align the interest of stockholders and directors, and in fiscal year 2012 modified the requirements. Whereas previously outside directors were required to hold at least 6,000 fully owned shares of CACI stock with interim requirements as described below until the level was met, the requirement was changed to be based on five times the value of their Annual Retainer, converted annually to a whole number of shares based on the 90-day average price of CACI stock. For the next compliance checkpoint on December 1, 2012, this requirement translated into a requirement to hold 4,730 fully owned shares (the previous 6,000 share level was used for the December 1, 2011 compliance check). The amount of shares will continue to be reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the outside directors with those of the Company’s shareholders. Until the Director holds the required number of shares, he/she is limited with respect to the number of shares he/she is allowed to sell, and is only allowed to sell ½ of vested RSUs for the purpose of covering the tax burden caused by the vesting.

     Shareholdings are measured annually as of December 1st to determine compliance with the plan. The requirement is based upon the prior year’s level plus one half of all vested restricted stock units. Only fully owned shares count in the measurement; unvested restricted stock units do not count, nor do any other unvested and/or unexercised instruments. Penalties for non-compliance were revised during fiscal year 2012. Previously the penalty for non-compliance was that the Director was ineligible to receive equity awards under the Company’s 2006 Stock Incentive Plan until the required level was reached and for an additional one-year period thereafter. The revised penalty for non-compliance is that the Director is required to participate in the DSPP with 100% of his/her earned Annual Retainer and committee fees going toward the quarterly purchase of CACI stock, until such time as he/she meets the required holding level. All outside directors, with the exception of Dr. Phillips, met their required stock ownership requirement as of December 1, 2011. Due to his non-compliance, Dr. Phillips participated in the DSPP during fiscal year 2012 per the terms as described above. Dr. Phillips became compliant with his requirement in the first quarter of fiscal year 2013.

     The following table summarizes the compensation information for fiscal year 2012 for each of the Company’s non-employee directors who were directors at any time during the fiscal year.

					Change in
					Pension
	Fees			Non-Equity	Value and
	Earned			Incentive	Non-qualified
	or Paid	Stock	Option	Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James S. Gilmore III	$95,000	$100,041	—				$195,041
Gregory G. Johnson	94,500	100,041	—				194,541
Richard L. Leatherwood	140,000	100,041	—				240,041
James L. Pavitt	95,000	100,041	—				195,041
Warren R. Phillips	192,000	100,041	—				292,041
Charles P. Revoile	152,000	100,041	—				252,041
William S. Wallace	93,500	100,041	—				193,541
Gordon England	28,000	—	—				28,000
____________________

1)	Under the Company’s DSPP, Dr. Phillips elected to receive 100% of his annual retainer in restricted stock of the Company. Dr. Phillips acquired 943 shares pursuant to his election to defer all of his retainer. The grant date fair value of these shares totaled $54,250. The current year deferral is included in the “Fees Earned or Paid in Cash” column.

2)	The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2012 under the terms of the Company’s 2006 Stock Incentive Plan. The grant date fair value per share is the closing price for the Company’s stock on the November 17, 2011 grant date ($54.37). For fiscal year 2012, the Company awarded 1,840 RSUs to Directors Johnson, Leatherwood, Pavitt, Wallace, Phillips, Gilmore and Revoile with a grant date fair value of $100,041 each. The outstanding number of stock options awarded to each director as of June 30, 2012 was as follows: Director Leatherwood 3,000 and Director Revoile 3,000. The outstanding number of RSUs awarded to each director as of June 30, 2012 was as follows: Director Johnson 920; Director Leatherwood 920; Director Pavitt 920; Director Revoile 920; Director Gilmore 920; Director Wallace 920; and Director Phillips 1,322.

CORPORATE GOVERNANCE

Board Leadership Structure

     The Board recognizes the importance of good corporate governance as a means of addressing the interests of the Company’s stockholders. The Board also recognizes that ensuring that the Company maintains good corporate governance practices is an ongoing process. Consistent with these principles, the Board believes that no specific leadership model is necessarily right for all companies at all times. The Board’s policy as to whether the role of the Chairman of the Board and CEO should be separate or combined is to adopt the model that best serves the Company’s stockholders at any point in time.

     The Company’s Corporate Governance Guidelines currently provide that the role of Chairman of the Board and CEO are separate. The Board believes this model provides effective leadership for the Company at this time, allowing the Chairman of the Board to focus on Board activity and the CEO to focus on business strategy and execution.

     The Chairman of the Board serves as the presiding officer of the Board of Directors. The Chairman of the Board works closely with the CEO in a consulting capacity concerning the Company’s strategic direction and the staffing of key positions.

     The CEO provides the overall and operational direction for the Company. The CEO establishes the Company’s policies and objectives in accordance with the directives of the Board of Directors and the Company’s corporate charter.

     Dr. Phillips has been designated as the Board’s lead independent director. Dr. Phillips’ duties as lead independent director include:

  coordinating the activities of the non-employee directors;

  reviewing and reporting progress to the Board on certain issues or oversight matters;

  presiding at independent director sessions and coordinating the agenda for such sessions;

  functioning as principal liaison between the non-employee directors and the Chairman of the Board;

  organizing Board review of the Company’s annual strategic planning cycle; and

  serving as a Board member on most of CACI’s wholly-owned subsidiary corporations.

Committees and Meetings of the Board of Directors

     It is the Company’s policy to encourage all Directors to attend in person its Annual Meeting of Stockholders each year as well as participate in person or, if not possible, via teleconference where feasible, in all Board of Directors and committee meetings. Nevertheless, the Company recognizes that this may not always be possible due to conflicting personal or professional commitments. All Directors attended the 2011 Annual Meeting of Stockholders held on November 17, 2011. The Board held fourteen meetings during fiscal year 2012. In fiscal year 2012, each Director attended at least seventy-five percent of the aggregate of the total number of Board and committee meetings on which the Director served.

     The Board had a Compensation Committee, an Executive Committee, an Audit Committee, an Investor Relations Committee, a Corporate Governance and Nominating Committee, a Security and Risk Assessment Committee, and a Strategic Assessment Committee during fiscal year 2012.

Corporate Governance Guidelines

     The Company has adopted a set of corporate governance guidelines in accordance with the requirements of Section 303A of the NYSE Listed Company Manual. Those guidelines can be found on the Company’s website at www.caci.com/about/corp_gov/corp_gov.shtml, and a print copy of the guidelines will be provided to any stockholder upon request.

Code of Ethics

     The Company has adopted both a Director’s Code of Business Ethics and Conduct and a Standards of Ethics and Business Conduct that apply, respectively, to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our Executive Officers. Each such Director and Officer is required to review the applicable Code and to certify compliance annually. There have not been any waivers of either Code relating to any such Directors or Officers. The Company intends to disclose any waiver granted to any director, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer of the Company or any amendments to the Codes, in the “Investors” section of the Company’s website at www.caci.com within four business days following the date of such amendment or waiver. The Codes are available for review on the Company’s website at www.caci.com/about/corp_gov/dir_ethics.shtml and www.caci.com/about/corp_gov/ethics.shtml, respectively, and print copies of the Codes will be provided to any stockholder upon request.

Risk Oversight and Management

     The Board as a whole has the overall responsibility for risk oversight of the Company. The Audit Committee reviews the Company’s guidelines and policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Board has delegated the responsibility for oversight of certain classified and sensitive high-risk work supporting defense, intelligence, and international clients, including work outside the U.S., to its Security and Risk Assessment Committee. Additionally, the Compensation Committee is responsible for overseeing and assessing risks associated with the Company’s compensation policies and programs. See the Compensation Discussion and Analysis – Risk Assessment section. Each of these committees receives and discusses reports regularly with members of management who are responsible for applicable day-to-day risk management functions of the Company.

Compensation Committee

     The Compensation Committee consists of Directors Gilmore, Johnson, Leatherwood, Pavitt, and Revoile (Chairman). The Board has determined that all Compensation Committee members are independent in accordance with the NYSE’s definition and the Company’s independence criteria, which are discussed below. Compensation Committee members, including the Chairman, are appointed by and serve at the pleasure of the Board of Directors. Pursuant to its Charter, the Compensation Committee is composed of not fewer than three “independent directors” as defined in applicable regulations and stock exchange listing standards, in order to enhance the Compensation Committee’s capability to provide independent governance on behalf of the stockholders and provide management with objective guidance and support in matters within the Compensation Committee’s responsibility. In addition, it is the Board’s intention that each Compensation Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 issued by the SEC, and that at least two Compensation Committee members shall be “outside directors” within the meaning of IRC section 162(m), as amended. To the extent that a Compensation Committee member is not a non-employee director or outside director, as the case may be, the member does not participate in the determination of awards subject to those regulations.

     The Compensation Committee administers the Company’s 2006 Stock Incentive Plan, the Management Stock Purchase Plan, the Director Stock Purchase Plan, and the Employee Stock Purchase Plan; determines the benefits to be granted to key employees thereunder; determines CEO compensation; determines and makes recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company; and maintains oversight of the Company’s Affirmative Action and Small, Disadvantaged and Minority Subcontracting activities. The Compensation Committee met eight times during fiscal year 2012. The Charter of the Compensation Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/comp.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2012, the members of the Compensation Committee had no relationships with the Company other than their relationships as Directors, their entitlement to the receipt of standard compensation as Directors and members of certain committees of the Board, and their relationships to the Company as stockholders. During fiscal year 2012, no person serving on the Compensation Committee or on the Board of Directors was an Executive Officer of another entity for which any of our Executive Officers served on the compensation committee.

Executive Committee

     The Executive Committee consists of Directors Allen, Leatherwood, London, Phillips and Revoile. Mr. Allen replaced Mr. Cofoni on the Executive Committee effective July 1, 2012. Director London serves as the Executive Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee met twenty-four times during fiscal year 2012.

Audit Committee

     The Audit Committee consists of Directors Leatherwood, Phillips, Revoile, and Wallace. The Board has determined that all current Audit Committee members are independent in accordance with SEC and NYSE requirements. Director Leatherwood was the Audit Committee Chairman in fiscal year 2012 and served as such since November 20, 2003. In fiscal year 2013, Director Phillips replaced Director Leatherwood as Audit Committee Chairman. The Board has determined that Director Leatherwood qualifies as an audit committee financial expert as that term is defined in applicable SEC regulations and has accounting or related financial management expertise within the meaning of the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee is responsible for overseeing and reviewing the Company’s financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met seven times during fiscal year 2012. The Audit Committee Charter and Pre-Approval Policy are set forth on the Company’s website at www.caci.com/about/corp_gov/audit.shtml, and a print copy of the Charter will be provided to any stockholder upon request. A report of the Audit Committee appears below in this Proxy Statement.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of Directors Leatherwood, Phillips and Revoile. The Board has determined that all current Corporate Governance and Nominating Committee members are independent in accordance with the NYSE’s definition. Dr. Phillips serves as the Corporate Governance and Nominating Committee Chairman. The Corporate Governance and Nominating Committee is responsible for recommending to the Board the general criteria and qualifications for membership on the Board; identifying and selecting individuals to be nominated for election to the Board; recommending the number of Directors to be elected each year (within the bounds established by the Company’s By-laws); developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto. The Corporate Governance and Nominating Committee seeks members from diverse business and professional backgrounds with outstanding integrity, achievement and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the stockholders. The Corporate Governance and Nominating Committee met seven times during fiscal year 2012. The Charter of the Corporate Governance and Nominating Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/nominating.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Criteria for Determining Board and Committee Independence

     The Board has affirmatively determined that seven of the ten current Directors are independent in accordance with the NYSE’s definition and the Company’s independence criteria described below. Because of Dr. London’s service as Chairman of the Board and Executive Chairman of the Company, Mr. Cofoni’s past service as President and Chief Executive Officer, and Mr. Allen’s service as President and Chief Executive Officer, they are not independent as defined by the NYSE rules and the Company’s independence criteria.

     NYSE rules establish criteria for determining independence and allow the Company’s Board of Directors to adopt additional criteria and apply those criteria to making an affirmative determination whether each Director is “independent” in accordance with the NYSE definition. The following criteria have been applied by the Board in making its determination of independence with respect to all current Directors:

(1)	No Material Relationship. The Director must not have any material relationship with the Company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) apart from his/her service as a Director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the Director and the Company.

(2)	Employment. The Director must not be nor have been an employee of the Company or any of its subsidiaries at any time during the past three years. In addition, a member of the Director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the Director’s home, other than household employees) must not have been an Executive Officer of the Company or any of its subsidiaries in the prior three years.

(3)	Other Compensation. The Director and all of his/her immediate family members must not have received, during any twelve month period within the last three years, more than $120,000 in direct compensation from the Company or any of its subsidiaries, other than in the forms of director fees and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(4)	Auditor Affiliation. (A) The Director or an immediate family member cannot be a current partner of a firm that is the Company’s internal or external auditor; (B) the Director cannot be a current employee of such a firm; (C) the Director cannot have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; and (D) the Director or an immediate family member cannot have been within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(5)	Interlocking Directorships. The Director or an immediate family member cannot be, or have been within the last three years, employed as an executive officer of another company where any of the Company’s present Executive Officers at the same time serves or served on that company’s compensation committee.

(6)	Business Transactions. The Director cannot be a current employee, and no immediate family member of the Director can be a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

     The Company reviews all relationships and transactions in which the Company and its Directors and Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the Directors and Executive Officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee is charged with reviewing and approving or ratifying any related-party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction, and whether the transaction is in the interest of the Company.

Nominating Process

     The Company’s By-laws describe the procedure by which the Board, a Board committee, or stockholder who is entitled to vote and meets the By-laws’ advance notification requirements may recommend a candidate for nomination as a Director.(1) The Corporate Governance and Nominating Committee is tasked with, among other things, identifying and recommending prospective Director nominees.(2) While the Company does not have a formal policy regarding the consideration of diversity in identifying prospective Director nominees, the Company’s Corporate Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences, but not so large that its size hinders effective discussion or diminishes individual accountability. It is the Committee’s policy to consider similarly, irrespective of the source of the nomination, all Director nominee recommendations properly presented in accordance with the prescribed By-law requirements on the basis of the potential Director nominee’s background and business experience. The criteria that the Committee uses in assessing potential Director nominees is set forth in the Company’s corporate governance guidelines.

Stockholder and Interested Party Communications with Directors

     Stockholders and interested parties may communicate directly with the Company’s Board of Directors or any Director or Committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary. It is the Company’s policy to forward directly to the Directors all such communications addressed to them and delivered to the Company at the above stated address.

Executive Sessions

     Pursuant to NYSE requirements, two executive sessions of non-management Directors were held during fiscal year 2012. The lead independent director acted as the presiding Director at both meetings.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

     In accordance with Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the Company’s executive compensation program as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

     We encourage stockholders to read our Compensation Discussion and Analysis (CD&A) beginning on page 9 of this proxy statement, as well as the Summary Compensation table and related compensation tables and narrative, appearing on pages 22 through 32. The CD&A, tables, and narrative provide information on the Company’s compensation policies and practices and describes how we seek to closely align the interests of our named executive officers with the interests of our stockholders.

     This advisory stockholder vote, known as “Say-on-Pay,” gives you as a stockholder, the opportunity to advise whether you approve of the Company’s executive compensation program and policies by voting on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

____________________

(1)	The Company’s By-laws describe the information submission and advanced notification requirements for stockholder recommendations of Director nominees. The Company’s By-laws, however, do not obligate the Company to include information about the candidate in the Company’s proxy materials, nor do they require the Company to permit the stockholder to solicit proxies for the candidate using Company proxy materials. For the Company’s 2013 Annual Meeting of Stockholders, stockholder notice of a potential Director nominee must be received by the Corporate Secretary of CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201 by June 18, 2013. The By-laws are available by writing to the Secretary at the above-stated address or at the Company’s website at www.caci.com/about/corp_gov/bylaws.shtml.

(2)	From time to time the Company may utilize a third party to assist in identifying and qualifying potential Director candidates.

     The Board recommends a vote FOR this resolution because it believes that the programs and policies as detailed in the CD&A are effective in advancing our pay-for-performance philosophy and achieving our goals of attracting, retaining, and motivating our executives; ensuring that our executives act to maximize stockholder value; providing compensation that is intended to be fair and competitive within our industry; and providing incentives and rewards for our executives commensurate with their roles and based on the performance of the Company.

     This advisory resolution is non-binding on the Board. Although non-binding, the Board will review and consider the voting results when evaluating our executive compensation program.

Required Vote and Recommendation

     On this non-binding matter, the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 2. Broker non-votes will not be counted in evaluating the results of the vote.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for fiscal year 2012. The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal year 2013.

     Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice.

     If a quorum is present, a majority of the votes properly cast on this matter is necessary for the matter to be approved. Votes to abstain are treated as votes cast. Broker non-votes are not treated as votes cast. However, NYSE Rule 452 permits banks and brokers to vote on the ratification of auditors without instructions from their beneficial owners. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board recommends that stockholders vote FOR ratification of Ernst & Young LLP as independent auditors for fiscal year 2013.

INDEPENDENT AUDITOR FEES

Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All such audit services were pre-approved by the Audit Committee.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

     The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2011 and June 30, 2012.

	June 30,
	2012	2011
Audit Fees(1)	$1,513,340	$1,496,939
Audit-Related Fees(2)	253,083	418,051
Tax Fees(3)	360,947	330,493
Total	$2,127,370	$2,245,483
____________________

(1)	Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning.

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2012

     The members of the Company’s Audit Committee are Richard L. Leatherwood, Warren R. Phillips, Charles P. Revoile, and William S. Wallace.

     In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Securities and Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:

1.	It has reviewed and discussed the audited financial statements with management;

2.	It has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Accounting Standards 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.	It has received the written disclosures and the letter from Ernst & Young LLP, pursuant to the applicable requirements of the Public Company Accounting Oversight Board;

4.	It has discussed with Ernst & Young LLP its independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board; and

5.	Based on the review and discussions described in subparagraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Richard L. Leatherwood	Warren R. Phillips
Charles P. Revoile	William S. Wallace

SOLICITATION

     The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company. The firm of Morrow & Co., LLC, 470 West Avenue, Stamford CT 06902, has been retained to assist in soliciting proxies at a fee not to exceed $8,500, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for its 2013 Annual Meeting, the proposal must comply with SEC Rule 14a-8 and any other applicable rules. Rule 14a-8 requires that any such proposal must be received by the Secretary of the Company at its principal executive offices at 1100 North Glebe Road, Arlington, Virginia 22201 at least 120 days prior to the anniversary date of this proxy statement, which will be October 4, 2013. Therefore, the date by which proposals must be received under Rule 14a-8 for consideration by the Company will be June 6, 2013.

     Under our By-laws, stockholders of record who intend to submit a proposal at the 2013 Annual Meeting, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company’s principal executive offices no later than 150 days prior to the anniversary date of this year’s annual meeting (November 15, 2012). Therefore, the date by which such proposals and nominations must be received for purposes of our By-laws will be June 18, 2013. The written notice must satisfy certain requirements specified in the Company’s By-laws and comply with applicable laws and regulations, including SEC regulations. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary, and the By-laws are also available for free on the Company’s website, www.caci.com/about/corp_gov/bylaws.shtml, and the SEC’s website, www.sec.gov.

AVAILABILITY OF FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2012, including financial statements and financial statement schedules but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and the Company will furnish a copy of any such exhibit to any person who requests one upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact David L. Dragics, Senior Vice President, Investor Relations, CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, telephone 703-841-7800. The Company’s Annual Report on Form 10-K and its other filings with the SEC, including the exhibits, are also available at no cost at http://investor.shareholder.com/caci/sec.cfm and the SEC’s website, www.sec.gov.

HOUSEHOLDING

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy of any of these materials to a stockholder upon written or oral request to the following address or telephone number: CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary, telephone 703-841-7800. To receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy for the household, the stockholder should contact his or her bank, broker or other nominee record holder, or may contact the Corporate Secretary at the above address or telephone number.

OTHER MATTERS

     As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors

Arnold D. Morse, Secretary

Arlington, Virginia
Dated: October 4, 2012

CACI INTERNATIONAL INC
1100 N. GLEBE ROAD
ARLINGTON, VA 22201

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M50224-P30404	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CACI INTERNATIONAL INC			For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐

Nominees:

	01) Daniel D. Allen	06) James L. Pavitt
	02) James S. Gilmore III	07) Warren R. Phillips
	03) Gregory G. Johnson	08) Charles P. Revoile
	04) Richard L. Leatherwood	09) William S. Wallace
05) J. Phillip London
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2013.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M50225-P30404

CACI INTERNATIONAL INC
PROXY FOR
NOVEMBER 15, 2012
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Le Meridien Arlington, 1121 19th Street North, Arlington, VA 22209 on November 15, 2012, at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NINE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2-3 ON THE REVERSE SIDE.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer. By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

Continued and to be signed on reverse side